                          AGREEMENT AND PLAN OF MERGERS

                                      AMONG

                            THE KROLL-O'GARA COMPANY,

                        KROLL ELECTRONIC RECOVERY, INC.,

                              KER ACQUISITION, INC.

                                       and

                              BCP/KROG MERGER CORP.











                          Dated as of November 15, 1999

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ARTICLE I  THE REORGANIZATION MERGER..............................................................................9
   SECTION 1.01.        THE REORGANIZATION MERGER.................................................................9
   SECTION 1.02.        REORGANIZATION EFFECTIVE TIME............................................................10
   SECTION 1.03.        EFFECT OF THE REORGANIZATION MERGER......................................................10
   SECTION 1.04.        ARTICLES OF INCORPORATION; CODE OF REGULATIONS...........................................10
   SECTION 1.05.        DIRECTORS AND OFFICERS...................................................................11
   SECTION 1.06.        EFFECT ON SECURITIES, ETC................................................................11
   SECTION 1.07.        DISSENTING SHARES........................................................................11
   SECTION 1.08.        TREATMENT OF COMPANY OPTIONS.............................................................12

ARTICLE II  THE RECAPITALIZATION MERGER..........................................................................12
   SECTION 2.01.        THE RECAPITALIZATION MERGER..............................................................12
   SECTION 2.02.        RECAPITALIZATION EFFECTIVE TIME..........................................................13
   SECTION 2.03.        EFFECT OF THE RECAPITALIZATION MERGER....................................................13
   SECTION 2.04.        CERTIFICATE OF INCORPORATION; BY-LAWS....................................................13
   SECTION 2.05.        DIRECTORS AND OFFICERS...................................................................14
   SECTION 2.06.        EFFECT ON SECURITIES, ETC................................................................14
   SECTION 2.07.        DISSENTING SHARES........................................................................15
   SECTION 2.08.        TREATMENT OF OPTIONS, WARRANTS AND OTHER RIGHTS..........................................16
   SECTION 2.09.        SURRENDER OF SHARES OF NEW KROLL COMMON STOCK............................................16
   SECTION 2.10.        LOST, STOLEN OR DESTROYED CERTIFICATES...................................................18
   SECTION 2.11.        FURTHER ACTION...........................................................................18

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................18
   SECTION 3.01.        ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.............................................19
   SECTION 3.02.        ARTICLES OF INCORPORATION AND CODE OF REGULATIONS........................................19
   SECTION 3.03.        CAPITALIZATION...........................................................................19
   SECTION 3.04.        AUTHORITY RELATIVE TO THIS AGREEMENT.....................................................21
   SECTION 3.05.        NO CONFLICT; REQUIRED FILINGS AND CONSENTS...............................................21
   SECTION 3.06.        COMPLIANCE; PERMITS......................................................................22
   SECTION 3.07.        SEC FILINGS; FINANCIAL STATEMENTS........................................................23
   SECTION 3.08.        ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................................23
   SECTION 3.09.        NO UNDISCLOSED LIABILITIES...............................................................23
   SECTION 3.10.        ABSENCE OF LITIGATION....................................................................24
   SECTION 3.11.        EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS............................................24
   SECTION 3.12.        LABOR MATTERS............................................................................26
   SECTION 3.13.        PROXY STATEMENT, SCHEDULE 13E-3 AND FORM S-4.............................................26
   SECTION 3.14.        RESTRICTIONS ON BUSINESS ACTIVITIES......................................................27
   SECTION 3.15.        ASSETS...................................................................................27
   SECTION 3.16.        MATERIAL CONTRACT DEFAULTS...............................................................28
   SECTION 3.17.        TAXES....................................................................................29
   SECTION 3.18.        ENVIRONMENTAL MATTERS....................................................................29
   SECTION 3.19.        BROKERS..................................................................................30
   SECTION 3.20.        INTELLECTUAL PROPERTY....................................................................30
   SECTION 3.21.        PRIVACY RIGHTS...........................................................................30
   SECTION 3.22.        YEAR 2000 MATTERS........................................................................31
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   SECTION 3.23.        INSURANCE................................................................................31
   SECTION 3.24.        NO RIGHTS PLAN...........................................................................31
   SECTION 3.25.        OPINION OF FINANCIAL ADVISOR.............................................................31
   SECTION 3.26.        SPECIAL COMMITTEE AND BOARD RECOMMENDATION...............................................32
   SECTION 3.27.        VOTE REQUIRED; STATE TAKEOVER STATUTES...................................................32

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF
                   RECAPITALIZATION MERGER SUB...................................................................32
   SECTION 4.01.        ORGANIZATION AND GOOD STANDING...........................................................32
   SECTION 4.02.        CAPITALIZATION...........................................................................32
   SECTION 4.03.        AUTHORITY RELATIVE TO THIS AGREEMENT.....................................................33
   SECTION 4.04.        NO CONFLICT; REQUIRED FILINGS AND CONSENTS...............................................33
   SECTION 4.05.        ABSENCE OF LITIGATION....................................................................34
   SECTION 4.06.        PROXY STATEMENT; SCHEDULE 13E-3..........................................................34
   SECTION 4.07.        BROKERS..................................................................................34
   SECTION 4.08.        FINANCING ARRANGEMENTS...................................................................35
   SECTION 4.09.        NO PRIOR ACTIVITIES OF RECAPITALIZATION MERGER SUB.......................................35
   SECTION 4.10.        OGCL SECTION 1704.01.....................................................................35
   SECTION 4.11.        RECAPITALIZATION TREATMENT...............................................................35

ARTICLE V  CONDUCT OF BUSINESS PENDING THE MERGERS...............................................................35
   SECTION 5.01.        CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGERS...................................35
   SECTION 5.02.        CHANGES IN EMPLOYMENT ARRANGEMENTS.......................................................38
   SECTION 5.03.        SEVERANCE................................................................................39
   SECTION 5.04.        WARN.....................................................................................39
   SECTION 5.05.        NO SOLICITATION..........................................................................39

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................41
   SECTION 6.01.        PROXY STATEMENT, SCHEDULE 13E-3 AND FORM S-4.............................................41
   SECTION 6.02.        COMPANY SHAREHOLDERS MEETING.............................................................42
   SECTION 6.03.        ACCESS TO INFORMATION; CONFIDENTIALITY...................................................42
   SECTION 6.04.        CONSENTS; APPROVALS; COMMERCIALLY REASONABLE EFFORTS.....................................43
   SECTION 6.05.        INDEMNIFICATION AND INSURANCE............................................................44
   SECTION 6.06.        NOTIFICATION OF CERTAIN MATTERS..........................................................46
   SECTION 6.07.        FURTHER ACTION...........................................................................46
   SECTION 6.08.        PUBLIC ANNOUNCEMENTS.....................................................................47
   SECTION 6.09.        CONVEYANCE TAXES.........................................................................47
   SECTION 6.10.        EMPLOYEE PLANS AND BENEFITS, ETC.........................................................47
   SECTION 6.11.        DISPOSITION OF LITIGATION................................................................48
   SECTION 6.12.        STOP TRANSFER ORDER......................................................................48
   SECTION 6.13.        CONFIDENTIALITY AGREEMENT................................................................48

ARTICLE VII  CONDITIONS TO THE MERGERS...........................................................................48
   SECTION 7.01.        CONDITIONS TO OBLIGATION OF EACH OF THE PARTIES
                        TO EFFECT THE MERGERS....................................................................48
   SECTION 7.02.        ADDITIONAL CONDITIONS TO OBLIGATIONS OF RECAPITALIZATION
                        MERGER SUB...............................................................................49
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   SECTION 7.03.        ADDITIONAL CONDITIONS TO OBLIGATION OF THE KROLL PARTIES.................................50

ARTICLE VIII  TERMINATION........................................................................................50
   SECTION 8.01.        TERMINATION..............................................................................50
   SECTION 8.02.        EFFECT OF TERMINATION....................................................................51
   SECTION 8.03.        EXPENSES; TERMINATION FEE................................................................52

ARTICLE IX  GENERAL PROVISIONS...................................................................................52
   SECTION 9.01.        EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..............................52
   SECTION 9.02.        NOTICES..................................................................................53
   SECTION 9.03.        AMENDMENT................................................................................54
   SECTION 9.04.        WAIVER...................................................................................54
   SECTION 9.05.        HEADINGS; CONSTRUCTION...................................................................54
   SECTION 9.06.        SEVERABILITY.............................................................................55
   SECTION 9.07.        ENTIRE AGREEMENT.........................................................................55
   SECTION 9.08.        ASSIGNMENT...............................................................................55
   SECTION 9.09.        PARTIES IN INTEREST......................................................................55
   SECTION 9.10.        FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE....................................56
   SECTION 9.11.        GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS..........................................56
   SECTION 9.12.        COUNTERPARTS.............................................................................56
   SECTION 9.13.        WAIVER OF JURY TRIAL.....................................................................56


         EXHIBIT A         Articles of Incorporation of the Surviving Holding Corporation
         EXHIBIT B         By-Laws of the Surviving Holding Corporation

         SCHEDULE A        Consents Required to be Obtained by the Company
         SCHEDULE B        Employees Not To Be Terminated
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                                      iii

                          AGREEMENT AND PLAN OF MERGERS


                  AGREEMENT AND PLAN OF MERGERS, dated as of November 15, 1999 (this "Agreement"), among The Kroll-O'Gara Company, an Ohio corporation (the "Company"), Kroll Electronic Recovery, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("New Kroll Holdings"), KER Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of Kroll Finance Company, L.L.C. ("Reorganization Merger Sub"), and BCP/KROG Merger Corp., a Delaware corporation ("Recapitalization Merger Sub").

                              W I T N E S S E T H:

                  WHEREAS, the stockholders of Recapitalization Merger Sub seek to acquire a controlling interest in the Company through a transaction to be accounted for as a recapitalization; and

                  WHEREAS, in order to consummate such recapitalization, it is necessary to effect a reorganization of the Company in which Reorganization Merger Sub will merge with and into the Company (the "Reorganization Merger"), with the shares of the Company being converted into a like number of shares of New Kroll Holdings and the shares of Reorganization Merger Sub being converted into shares of the Company, such that the Company will become an indirect wholly owned subsidiary of New Kroll Holdings, which itself will become the entity publicly held by the shareholders who previously held shares in the Company; and

                  WHEREAS, the recapitalization will involve a merger (the "Recapitalization Merger" and, together with the Reorganization Merger, the "Mergers") to be consummated immediately after consummation of the Reorganization Merger and in which Recapitalization Merger Sub will merge with and into New Kroll Holdings, with the shares of New Kroll Holdings (subject to certain exceptions described in this Agreement) being converted into the right to receive cash and the shares of Recapitalization Merger Sub being converted into shares of New Kroll Holdings; and

                  WHEREAS, a Special Committee of the Board of Directors of the Company has determined that the Mergers and the Cash Merger Consideration to be paid in the Recapitalization Merger are fair to and in the best interests of the Company's shareholders and has approved and has recommended the approval of this Agreement to the Board of Directors of the Company; and

                  WHEREAS, the Boards of Directors of the Company, New Kroll Holdings and Reorganization Merger Sub have approved the Reorganization Merger upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the General Corporation Law of the State of Ohio (the "OGCL"); and

                  WHEREAS, the Boards of Directors of New Kroll Holdings and Recapitalization Merger Sub have approved the Recapitalization Merger upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"); and

                  WHEREAS, as an inducement to the parties to enter into this Agreement, certain shareholders of the Company have entered into a Voting, Sale and Retention Agreement dated the date hereof, pursuant to which, among other things, they agree to accept disparate treatment in the Recapitalization Merger on the basis provided in this Agreement (the "Voting, Sale and Retention Agreement").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                               CERTAIN DEFINITIONS

                  For purposes of this Agreement, the term:

                  "1998 Balance Sheet" is defined in Section 3.09.

                  "Acquisition Agreement" is defined in Section 5.05(e).

                  "Acquisition Proposal" is defined in Section 5.05(a).

                  "Action" is defined in Section 6.05(b).

                  "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, Controls, is controlled by, or is under common Control with, the first mentioned Person.

                  "Agreement" means this Agreement and Plan of Mergers.

                  "Alternative Transaction" is defined in Section 5.05(c).

                  "BCP LLC" means BCP/KROG Acquisition Company L.L.C., a Delaware limited liability company.

                  "Blue Sky Laws" means state securities laws, as amended.

                  "BMP" means Blackstone Management Partners III L.L.C.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day other than a day on which banks in New York, New York or Cincinnati, Ohio are required or authorized to be closed.

                  "Cash Merger Consideration" is defined in Section 2.06(e).

                  "Certificate of Recapitalization Merger" is defined in
Section 2.02.

                  "Certificate of Reorganization Merger" is defined in
Section 1.02.

                  "Chapter 1704" is defined in Section 3.04.

                  "Closings" means the closings of the Mergers.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means The Kroll-O'Gara Company, an Ohio corporation.

                  "Company Charter Documents" is defined in Section 3.02.

                  "Company Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                  "Company Disclosure Schedule" is defined in Article III.

                  "Company Employee Plan" is defined in Section 3.11(a).

                  "Company IP" is defined in Section 3.20.

                  "Company IP License" is defined in Section 3.20.

                  "Company Options" is defined in Section 1.08(a).

                  "Company Permits" is defined in Section 3.06(b).

                  "Company Preferred Stock" is defined in Section 3.03.

                  "Company Right" is defined in Section 1.08.

                  "Company SEC Reports" is defined in Section 3.07(a).

                  "Company Shareholders Meeting" is defined in Section 3.13.

                  "Company Stock Option" is defined in Section 1.08.

                  "Company Stock Option Plans" is defined in Section 2.08(a).

                  "Company Warrant" is defined in Section 1.08.

                  "Confidentiality Letter" is defined in Section 6.03.

                  "Contingency Plans" is defined in Section 3.22(c).

                  "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  "D&O Insurance" is defined in Section 6.05(d).

                  "Debt Financing Letter" is defined in Section 4.08.

                  "DGCL" is defined in the sixth Whereas clause of this Agreement.

                  "Dissenting Shares" is defined in Section 1.07(a).

                  "Dollars" or "$" means United States dollars.

                  "Employees" is defined in Section 6.10.

                  "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

                  "Environmental Report" means any report, study, assessment or audit that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on the business of the Company or any of its Subsidiaries in connection with, any Environmental Law or any proposed or anticipated change in or addition to any Environmental Law relating to the Company or any of its Subsidiaries or any entity for which any of them may be liable.

                  "Equity Financing Letter" is defined in Section 4.08.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" is defined in Section 3.11(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the SEC rules and regulations promulgated thereunder.

                  "Exchange Agent" is defined in Section 2.09(a).

                  "Expenses" is defined in Section 8.03(a).

                  "FCPA" means the Foreign Corrupt Practices Act.

                  "Financing Letters" is defined in Section 4.08.

                  "Form S-4" is defined in Section 3.13.

                  "GAAP" is defined in Section 3.07(b).

                  "Governmental Authority" is defined in Section 3.05(b).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party (Parties)" is defined in Section 6.05(b).

                  "Information Security Group" means Kroll-O'Gara Information Security Group, Inc., a California corporation.

                  "Insurance Policies" is defined in Section 3.23.

                  "Intellectual Property" shall mean all United States, state and foreign intellectual property, including all (i)(a) patents, inventions, discoveries, processes, designs, techniques, developments, technology and related improvements and know-how; (b) copyrights and works of authorship in any media, including computer programs, hardware, firmware, software, applications, files, databases, documentation and related items; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, the goodwill of any business symbolized thereby and all common-law rights relating thereto; (d) trade secrets and other confidential or proprietary documents, files, analyses, lists, ways of doing business and/or information; and (ii) any and all registrations, applications and recordings related thereto.

                  "IP License" means a license, consent, royalty or other agreement other than a Company IP License.

                  "Knowledge" means the actual knowledge of the executive officers of the Company or Recapitalization Merger Sub, as the case may be, without any special inquiry or investigation.

                  "Kroll Documents" means, collectively the Company Charter Documents and the certificate of incorporation and by-laws, as amended through the date hereof, of New Kroll Holdings and Reorganization Merger Sub.

                  "Kroll Finance Company LLC" means Kroll Finance Company, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of New Kroll Holdings.

                  "Kroll Holdings" means Kroll Holdings, Inc., a Delaware corporation.

                  "Kroll Parties" means collectively, the Company, New Kroll Holdings and Reorganization Merger Sub.

                  "Lease" is defined in Section 3.15(c).

                  "Leased Properties" is defined in Section 3.15(b).

                  "Liens" is defined in Section 3.03(b).

                  "LLC Act" means the Delaware Revised Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time.

                  "Management Options" is defined in Section 2.08(b).

                  "Material Adverse Effect" means, when used in connection with the Company or any of its Subsidiaries or Recapitalization Merger Sub, as the case may be, any change, effect or circumstance that is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or Recapitalization Merger Sub, as the case may be; provided, however, that changes, effects or circumstances that result from or arise on account of (A) any changes in economic, regulatory or political conditions generally, (B) the United States securities markets, (C) this Agreement or the transactions contemplated by this Agreement or (D) the effect of the public announcement of the transactions contemplated hereby, including any effect on current or prospective customers or employees of the Company, shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur.

                  "Material Contracts" is defined in Section 3.16.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants and radioactivity that is regulated pursuant to or could result in liability under any Environmental Law.

                  "Mergers" is defined in the third Whereas clause of this Agreement.

                  "New Kroll Holdings" is defined in the first paragraph of this Agreement.

                  "New Kroll Holdings Common Stock" means the Common Stock, without par value, of New Kroll Holdings.

                  "New Kroll Holdings Options" is defined in Section 1.08.

                  "New Kroll Holdings Right" is defined in Section 1.08.

                  "New Kroll Holdings Stock Option" is defined in Section 1.08.

                  "New Kroll Holdings Warrant" is defined in Section 1.08.

                  "Non-U.S. Monopoly Laws" means non-U.S. laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "Note Purchase Agreement" is defined in Section 3.03.

                  "Notes" means the Senior Notes due 2004 issued pursuant to the Note Purchase Agreement.

                  "O'Gara Shareholders" means Thomas M. O'Gara and Wilfred T. O'Gara.

                  "Officer Employees" is defined in Section 6.05(c).

                  "OGCL" is defined in the fifth Whereas clause of this Agreement.

                  "Owned Properties" is defined in Section 3.15(b).

                  "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

                  "Products" is defined in Section 3.22(b).

                  "Proxy Statement" is defined in Section 3.13.

                  "Real Properties" is defined in Section 3.15(b).

                  "Recapitalization Closing" is defined in Section 2.02.

                  "Recapitalization Closing Date" is defined in Section 2.02.

                  "Recapitalization Dissenting Shares" is defined in
Section 2.07.

                  "Recapitalization Effective Time" is defined in Section 2.02.

                  "Recapitalization Merger" is defined in the Third Whereas clause of this Agreement.

                  "Recapitalization Merger Consideration" is defined in
Section 2.06(e).

                  "Recapitalization Merger Sub" is defined in the first paragraph of this Agreement.

                  "Recapitalization Merger Sub Common Stock" is defined in
Section 2.06(a).

                  "Regulation S-X" means Regulation S-X promulgated by the SEC under the Securities Act, the Exchange Act, the Public Utilities Holding Company Act of 1935, Investment Company Act of 1940 and the Energy Policy and Conservation Act of 1975, as such regulation may be amended.

                  "Remedial Action" means any action to (i) investigate, clean up, remove or treat any Materials of Environmental Concern; or (ii) prevent the release or threat of release of any Materials of Environmental Concern.

                  "Reorganization Closing Date" is defined in Section 1.02.

                  "Reorganization Effective Time" is defined in Section 1.02.

                  "Reorganization Merger" is defined in the second Whereas clause of this Agreement.

                  "Reorganization Merger Sub" is defined in the first paragraph of this Agreement.

                  "Reorganization Merger Sub Common Stock" means the Common Stock, par value $.01 per share, of Reorganization Merger Sub.

                  "Requisite Financing" is defined in Section 4.03.

                  "Retained Shares" is defined in Section 2.06(b).

                  "Retaining Shareholders" means Jules Kroll and the other shareholders of the Surviving Operating Corporation who are retaining shares of Common Stock of New Kroll Holdings pursuant to the Voting, Sale and Retention Agreement.

                  "Schedule 13E-3" is defined in Section 3.13.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the SEC rules and regulations promulgated thereunder.

                  "Series A Merger Consideration" is defined in Section 2.06(c).

                  "Series A Preferred Stock" is defined in Section 2.06(c).

                  "Series C-D Merger Consideration" is defined in
Section 2.06(d).

                  "Series C Preferred Stock" is defined in Section 2.06(d).

                  "Series D Preferred Stock" is defined in Section 2.06(d).

                  "Significant Subsidiary" means any Subsidiary that would be a significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X and the Information Security Group.

                  "Special Committee" is defined in Section 3.25.

                  "Subsidiary Documents" is defined in Section 3.02.

                  "Subsidiary" of the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

                  "Superior Proposal" is defined in Section 5.05(b).

                  "Surviving Holding Corporation" is defined in Section 2.01.

                  "Surviving Operating Corporation" is defined in
Section 1.01(b).

                  "Surviving Operating Corporation Common Stock" means the Common Stock, par value $0.01 per share, of the Surviving Operating Corporation.

                  "Systems" is defined in Section 3.22(b).

                  "Tax Return" means any return, declaration, report or similar statement required to be filed with any Governmental Authority with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

                  "Taxes" means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax they may become payable in respect therefore imposed by any Governmental Authority, whether disputed or not.

                  "Termination Fee" is defined in Section 8.03(b).

                  "Third Party" means a Person (or group of Persons) other than Recapitalization Merger Sub or its Affiliates.

                  "Underwater Options" is defined in Section 2.08(b).

                  "Voting, Sale and Retention Agreement" is defined in the seventh Whereas clause of this Agreement.

                  "WARN" means the Worker Adjustment and Retraining Notification Act of 1988.

                  "Year 2000 Compliant" is defined in Section 3.22(b).

                                    ARTICLE I

                            THE REORGANIZATION MERGER

                  Section 1.01. The Reorganization Merger.

                  (a) The Company has caused Kroll Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company, to declare and pay a dividend of New Kroll Holdings Common Stock to the Company, such that the Company owns directly all of the issued and outstanding shares of New Kroll Holdings Common Stock, and Kroll Finance Company LLC will remain a wholly owned subsidiary of New Kroll Holdings, and Reorganization Merger Sub will remain a wholly owned subsidiary of Kroll Finance Company LLC.

                  (b) At the Reorganization Effective Time, and subject to and upon the terms and conditions of this Agreement and the OGCL, Reorganization Merger Sub shall be merged with and into the Company, the separate corporate existence of Reorganization Merger Sub shall cease, and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Operating Corporation") under its present name.

                  Section 1.02. Reorganization Effective Time.

                  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, as promptly as practicable (and in any event within two Business Days) after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Reorganization Merger to be consummated by filing a certificate of merger as contemplated by the OGCL (the "Certificate of Reorganization Merger"), together with any required related certificates, with the Secretary of State of the State of Ohio, in such form as required by, and executed in accordance with the relevant provisions of, the OGCL. The Reorganization Merger shall become effective at the time of such filing or at such later time, which will be as soon as reasonably practicable, specified in the Certificate of Reorganization Merger (the "Reorganization Effective Time"). Prior to such filing, a closing shall be held at such time as may be agreed upon by Recapitalization Merger Sub and the Company, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII. The date of such closing is referred to herein as the "Reorganization Closing Date".

                  Section 1.03. Effect of the Reorganization Merger.

                  At the Reorganization Effective Time, the effect of the Reorganization Merger shall be as provided in this Agreement, the Certificate of Reorganization Merger and the applicable provisions of the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Reorganization Effective Time (i) the Surviving Operating Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Reorganization Merger Sub and the Company and all obligations belonging to or due to Reorganization Merger Sub or the Company, all of which shall be vested in the Surviving Operating Corporation without any further act or deed; and (ii) the Surviving Operating Corporation shall be liable for all the obligations of Reorganization Merger Sub and the Company, including liability to holders of Dissenting Shares.

                  Section 1.04. Articles of Incorporation; Code of Regulations.

                  (a) Articles of Incorporation. Except as provided in Section 6.05(a), unless otherwise determined by Reorganization Merger Sub prior to the Reorganization Effective Time, at the Reorganization Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Reorganization Effective Time, shall be the Articles of Incorporation of the Surviving Operating Corporation until thereafter amended as provided by the OGCL and such Articles of Incorporation.

                  (b) Code of Regulations. Except as provided in Section 6.05(a), the Code of Regulations of the Company, as in effect immediately prior to the Reorganization Effective

Time, shall be the Code of Regulations of the Surviving Operating Corporation until thereafter amended as provided by the OGCL, the Articles of Incorporation of the Surviving Operating Corporation and such Code of Regulations.

                  Section 1.05. Directors and Officers.

                  (a) The directors of Reorganization Merger Sub immediately prior to the Reorganization Effective Time shall be the initial directors of the Surviving Operating Corporation, each to hold office in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Operating Corporation, and the officers of the Company immediately prior to the Reorganization Effective Time shall be the initial officers of the Surviving Operating Corporation, in each case until their respective successors are duly elected or until their earlier resignation, removal from office or death.

                  (b) At the Reorganization Effective Time, each director of any company that is a Kroll Party or a Subsidiary of a Kroll Party who is not also a director of Reorganization Merger Sub shall resign all such directorships and the directors of Recapitalization Merger Sub shall become additional directors or managers, as the case may be, of such Kroll Parties and their Subsidiaries.

                  Section 1.06. Effect on Securities, Etc.

                  At the Reorganization Effective Time, by virtue of the Reorganization Merger and without any action on the part of Reorganization Merger Sub, the Company or the holders of any securities of the Company:

                  (a) Conversion of Securities. Each share of Company Common Stock (other than any such shares to be cancelled pursuant to Section 1.06(b) and other than Dissenting Shares) issued and outstanding immediately prior to the Reorganization Effective Time will be converted into one fully paid and nonassessable share of New Kroll Holdings Common Stock. Each share of Reorganization Merger Sub Common Stock issued and outstanding immediately prior to the Reorganization Effective Time will be converted into one fully paid and nonassessable share of Surviving Operating Corporation Common Stock.

                  (b) Cancellation. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Reorganization Merger Sub or any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Reorganization Effective Time shall cease to be outstanding and shall be canceled and retired, without payment of any consideration therefor, and cease to exist.

                  Section 1.07. Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock issued and outstanding immediately prior to the Reorganization Effective Time, and held by a holder who has the right to demand payment for and an appraisal of such shares in accordance with Sections 1701.84 and 1701.85 of the OGCL (or any successor provision), who perfects his demand for the fair cash value of his shares of Company Common

Stock in accordance with the OGCL and, as of the Reorganization Effective Time has neither effectively withdrawn nor lost his right to make such demand (such shares of Company Common Stock, the "Dissenting Shares"), shall not be converted into or represent a right to receive the shares of New Kroll Holdings Common Stock pursuant to Section 1.06(a), but the holder thereof shall be entitled to only such rights as are granted by the OGCL.

                  (b) Notwithstanding the provisions of Section 1.07(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his right to make such demand, then as of the Reorganization Effective Time or the occurrence of such event, whichever occurs later, such dissenting holder's shares of Company Common Stock shall automatically be converted into and represent only the right to receive the shares of New Kroll Holdings Common Stock as provided in Section 1.06(a), or, to the extent the Recapitalization Merger has been consummated, the Cash Merger Consideration as provided in Section 2.06 without interest thereon, upon surrender of the certificate or certificates representing such shares.

                  (c) The Company shall give Recapitalization Merger Sub (i) prompt notice of any written demands for appraisal or payment of the fair cash value of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the OGCL received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal or the payment of the fair cash value of any such shares under the OGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal or the payment of the fair cash value of any shares and shall not, except with the prior written consent of Recapitalization Merger Sub, settle or offer to settle any such demands.

                  SECTION 1.08. Treatment of Company Options.


                  Upon and as of the Reorganization Effective Time and in connection with the Reorganization Merger, each option to purchase shares of Company Common Stock (each, a "Company Stock Option") granted under the Company's stock option plans or any other stock plan or agreement of the Company, each warrant to purchase shares of Company Common Stock (each, a "Company Warrant") and each other right to purchase shares of Company Common Stock (each a "Company Right" and, together with the Company Stock Options and the Company Warrants, the "Company Options") shall be converted into an equivalent option (each a "New Kroll Holdings Stock Option"), warrant (each, a "New Kroll Holdings Warrant") and right (each, a "New Kroll Holdings Right" and, together with the New Kroll Holdings Stock Options and New Kroll Holdings Warrants, "New Kroll Holdings Options"), respectively, to purchase, on the same terms and conditions (including any unsatisfied vesting conditions) mutatis mutandis, shares of New Kroll Holdings Common Stock that the holder of such Company Options would have been entitled to receive had such Company Option been exercised prior to the Reorganization Effective Time. The Company and New Kroll Holdings agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and the Company shall use its commercially reasonable efforts to obtain, if required, the consent of each holder of a Company Option as shall be necessary to effectuate the foregoing, subject to Section 5.01(q).

                                   ARTICLE II

                           THE RECAPITALIZATION MERGER

                  Section 2.01. The Recapitalization Merger.

                  (a) At the Recapitalization Effective Time, and subject to and upon the terms and conditions of this Agreement and the DGCL, Recapitalization Merger Sub shall be merged with and into New Kroll Holdings, the separate corporate existence of Recapitalization Merger Sub shall cease, and New Kroll Holdings shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Holding Corporation") under the name "Kroll-O'Gara Holdings, Inc."

                  Section 2.02. Recapitalization Effective Time.

                  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, as promptly as practicable (and in any event within two Business Days) after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Recapitalization Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Recapitalization Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Recapitalization Merger shall become effective at the time of such filing or at such later time, which will be as soon as reasonably practicable, specified in the Certificate of Recapitalization Merger (the "Recapitalization Effective Time"). Prior to such filing, a closing (the "Recapitalization Closing") shall be held at such time as may be agreed upon by Recapitalization Merger Sub and the Company, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII. The date of such closing is referred to herein as the "Recapitalization Closing Date".

                  Section 2.03. Effect of the Recapitalization Merger.

                  At the Recapitalization Effective Time, the effect of the Recapitalization Merger shall be as provided in this Agreement, the Certificate of Recapitalization Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Recapitalization Effective Time (i) the Surviving Holding Corporation shall possess all rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed of each of New Kroll Holdings and Recapitalization Merger Sub and all obligations belonging to or due to Recapitalization Merger Sub or New Kroll Holdings, all of which shall be vested in the Surviving Holding Corporation without any further act or deed; and (ii) the Surviving Holding Corporation shall be liable for all the obligations of Recapitalization Merger Sub and New Kroll Holdings.

                  Section 2.04. Certificate of Incorporation; By-laws.

                  (a) Certificate of Incorporation. Unless otherwise determined by Recapitalization Merger Sub prior to the Recapitalization Effective Time, at the Recapitalization Effective Time, the Certificate of Incorporation of New Kroll Holdings, as in effect immediately prior to the Recapitalization Effective Time, shall be amended and restated so as to read in its entirety in the form thereof set forth in Exhibit A and shall be the Certificate of Incorporation of the Surviving Holding Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided that the Certificate of Incorporation shall conform in all respects to the requirements of Section 6.05(a); and provided further that without the prior written consent of the Special Committee, which consent shall not be unreasonably withheld, Recapitalization Merger Sub shall not make any change or amendment to Sections C, D, E, F or G of Article Fourth of Exhibit A.

                  (b) By-Laws. The By-laws of Recapitalization Merger Sub, as in effect immediately prior to the Recapitalization Effective Time, shall be the By-laws of the Surviving Holding Corporation until thereafter amended as provided in its Certificate of Incorporation and by the DGCL, and such By-laws shall conform in all respects to the requirements of Section 6.05(a).

                  Section 2.05. Directors and Officers.

                  The directors of Recapitalization Merger Sub immediately prior to the Recapitalization Effective Time shall be the initial directors of the Surviving Holding Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Holding Corporation, and the officers of New Kroll Holdings immediately prior to the Recapitalization Effective Time shall be the initial officers of the Surviving Holding Corporation, in each case until their respective successors are duly elected or until their earlier resignation, removal from office or death.

                  Section 2.06. Effect on Securities, Etc.

                  At the Recapitalization Effective Time, by virtue of the Recapitalization Merger and without any action on the part of Recapitalization Merger Sub, New Kroll Holdings or the holders of any securities of New Kroll
Holdings:

                  (a) Conversion of Common Stock of Recapitalization Merger Sub. All shares of common stock of Recapitalization Merger Sub, par value $0.01 per share ("Recapitalization Merger Sub Common Stock"), issued and outstanding immediately prior to the Recapitalization Effective Time shall be converted into an aggregate number of validly issued, fully paid and nonassessable shares of New Kroll Holdings Common Stock equal to the quotient obtained by dividing (i) the amount of cash contributed to the capital of Recapitalization Merger Sub immediately prior to or concurrently with the consummation of the Recapitalization Merger by (ii) the amount of Cash Merger Consideration per share.

                  (b) Non-Conversion of Certain Shares of New Kroll Holdings Common Stock. Each share of New Kroll Holdings Common Stock outstanding immediately prior to the Recapitalization Effective Time that is then owned by either BCP LLC or the Retaining Shareholders as "Retained Shares" in accordance with the Voting, Sale and Retention Agreement shall not be converted and shall not be otherwise affected by the Recapitalization Merger and shall remain outstanding as one share of New Kroll Holdings Common Stock following the Recapitalization Effective Time.

                  (c) Conversion of Series A Conversion Shares. Each issued and outstanding share of New Kroll Holdings Common Stock that is identified as a "Series A Conversion Share" in the Voting, Sale and Retention Agreement shall be converted into the right to receive .018 of a fully paid and nonassessable share of 13% Cumulative Participating Preferred Stock, Series A (the "Series A Preferred Stock"), of New Kroll Holdings (the "Series A Merger Consideration").

                  (d) Conversion of Series C and D Conversion Shares. Each issued and outstanding share of New Kroll Holdings Common Stock that is identified as a "Series C-D Conversion Share" in the Voting, Sale and Retention Agreement shall be converted into the right to receive .009 of a fully paid and nonassessable share of 9% Cumulative Participating Preferred Stock, Series C (the "Series C Preferred Stock"), of New Kroll Holdings and .009 of a fully paid and nonassessable share of 9% Cumulative Participating Preferred Stock, Series D (the "Series D Preferred Stock"; the Series C Preferred Stock and the Series D Preferred Stock are referred to herein as the "Series C-D Merger Consideration").

                  (e) Conversion of All Other New Kroll Holdings Common Stock. Each issued and outstanding share of New Kroll Holdings Common Stock outstanding immediately prior to the Recapitalization Effective Time (other than Recapitalization Dissenting Shares and those shares identified in clauses (b),
(c) and (d) of this Section 2.06 and such shares held by New Kroll Holdings or any Subsidiary of New Kroll Holdings) shall be converted into the right to receive $18 in cash (the "Cash Merger Consideration" and, together with the Series A Merger Consideration and the Series C-D Merger Consideration, the "Recapitalization Merger Consideration").

                  (f) Cancellation. Each share of New Kroll Holdings Common Stock held in the treasury of New Kroll Holdings and each share of New Kroll Holdings Common Stock owned by Recapitalization Merger Sub or any direct or indirect wholly-owned Subsidiary of New Kroll Holdings immediately prior to the Recapitalization Effective Time shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor, and cease to exist.

                  SECTION 2.07. Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of New Kroll Holdings Common Stock issued and outstanding immediately prior to the Recapitalization Effective Time, and held by a holder who has the right to demand payment for and any appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision), who perfects his demand for the appraisal of the fair value of his shares of New Kroll Holdings Common Stock in accordance with the DGCL and, as of the Recapitalization Effective Time, has neither effectively withdrawn nor lost his right to make such demand (such shares of New Kroll Holdings Common Stock, the "Recapitalization Dissenting Shares"), shall not be converted into or represent a right to receive the Recapitalization Merger Consideration pursuant to Section 2.06(e), but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

                  (b) Notwithstanding the provisions of Section 2.07(a), if any holder of Recapitalization Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) his right to make such demand, then as of the Recapitalization Effective Time or the occurrence of such event, whichever occurs later, such dissenting holder's shares of New Kroll Holdings Common Stock shall automatically be converted into and represent only the right to receive the Cash Merger Consideration as provided in Section 2.06(e) without interest thereon, upon surrender of the certificate or certificates representing such shares.

                  (c) The Company or New Kroll Holdings, as the case may be, shall give Recapitalization Merger Sub (i) prompt notice of any written demands for appraisal of the fair value of any shares of New Kroll Holdings Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by New Kroll Holdings after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal or the payment of the fair cash value of any such shares under the DGCL. New Kroll Holdings shall not voluntarily make any payment with respect to any demands for appraisal or the payment of the fair cash value of any shares and shall not, except with the prior written consent of Recapitalization Merger Sub, settle or offer to settle any such demands.

                  Section 2.08. Treatment of Options, Warrants and Other Rights.

                  (a) Each New Kroll Holdings Option which has an exercise price per share that is equal to or greater than the Cash Merger Consideration (the "Underwater Options") shall be cancelled as of the Recapitalization Effective Time without consideration. Except with respect to certain New Kroll Holdings Options held by certain management employees to be identified by Recapitalization Merger Sub prior to the Recapitalization Effective Time (the "Management Options"), each New Kroll Holdings Option (other than an Underwater Option) shall (A) become fully vested and exercisable as of the Recapitalization Effective Time, to the extent that it was not fully vested prior thereto, and
(B) be cancelled by New Kroll Holdings and the holder thereof shall receive at the Recapitalization Effective Time or as soon as practicable thereafter from New Kroll Holdings in consideration for such cancellation an amount in cash equal to the product of (a) the number of shares subject to such New Kroll Holdings Option and (b) the excess of the Cash Merger Consideration over the exercise price per share issuable upon exercise of such New Kroll Holdings Option, adjusted for applicable withholding taxes. Each of the Management Options (other than Underwater Options) shall continue to be held by such optionee pursuant to its existing terms and conditions (including any unsatisfied vesting conditions). Recapitalization Merger Sub and the Company agree to take all corporate or other action as shall be necessary to effectuate the foregoing, and the Company shall use its commercially reasonable efforts to obtain, if required, prior to the Reorganization Closing Date, such consent of each holder of a New Kroll Holdings Option as shall be necessary to effectuate the foregoing.

                  (b) As soon as practicable following the Reorganization Effective Time, New Kroll Holdings shall provide to the record holders of New Kroll Holdings Options appropriate notice of such holders' rights thereunder.

                  Section 2.09. Surrender of Shares of New Kroll Common Stock.

                  (a) Prior to the Recapitalization Effective Time, Recapitalization Merger Sub shall appoint a bank or trust company which is reasonably satisfactory to New Kroll Holdings and Recapitalization Merger Sub to act as the exchange agent (the "Exchange Agent") for the payment of the Recapitalization Merger Consideration. All of the fees and expenses of the Exchange Agent shall be borne by the Surviving Holding Corporation.

                  (b) Recapitalization Merger Sub shall, at or prior to the Recapitalization Effective Time, provide the Exchange Agent with the full amount of the Cash Merger Consideration, in immediately available funds, and New Kroll Holdings shall deliver to the Exchange Agent a sufficient number of certificates representing shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock necessary to pay the Series A Merger Consideration and the Series C-D Merger Consideration for all of the shares of New Kroll Holdings Common Stock entitled to the same pursuant to Sections 2.06(c) and 2.06(d), respectively. The Exchange Agent shall invest the Cash Merger Consideration as directed by New Kroll Holdings or the Surviving Holding Corporation, as the case may be, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Holding Corporation.

                  (c) Promptly following the Recapitalization Effective Time, the Surviving Holding Corporation shall instruct the Exchange Agent to mail, no later than two Business Days after the Recapitalization Effective Time, to each holder of record of a certificate representing shares of New Kroll Holdings Common Stock converted upon the Recapitalization Merger pursuant to Section 2.06(c), (d) or (e), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Recapitalization Merger Sub or the Surviving Holding Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each holder of a certificate or certificates representing shares of New Kroll Holdings Common Stock converted upon the Recapitalization Merger pursuant to Section 2.06(c),
(d) or (e) may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending six months after the Recapitalization Effective Time. Upon the due surrender of certificates representing shares of New Kroll Holdings Common Stock that have been converted into the right to receive the Recapitalization Merger Consideration, the Surviving Holding Corporation shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor the applicable Recapitalization Merger Consideration multiplied by the number of shares of New Kroll Holdings Common Stock represented by such certificate that have been so converted. Until so surrendered, each such certificate (other than certificates representing Retained Shares and shares of New Kroll Holdings Common Stock held by BCP LLC) shall represent solely the right to receive the applicable Recapitalization Merger Consideration relating thereto.

                  (d) If payment of the Recapitalization Merger Consideration in respect of converted shares of New Kroll Holdings Common Stock is to be made to a Person other than the Person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Holding Corporation or the Exchange Agent that such tax either has been paid or is not payable.

                  (e) At and after the Recapitalization Effective Time, no further transfer of shares of New Kroll Holdings Common Stock which have been converted pursuant to this Agreement into Recapitalization Merger Consideration shall be made, other than transfers of shares of New Kroll Holdings Common Stock that have occurred prior to the Recapitalization Effective Time. In the event that, after the Recapitalization Effective Time, certificates representing shares of New Kroll Holdings Common Stock which have been converted pursuant to this Agreement into Recapitalization Merger Consideration are presented to the Surviving Holding Corporation, they shall be cancelled and exchanged for the Recapitalization Merger Consideration provided in Section 2.06.

                  (f) The Cash Merger Consideration paid in the Recapitalization Merger shall be net to the holder of shares of New Kroll Holdings Common Stock without interest thereon, and shall be subject to reduction only for any applicable United States federal or other back-up withholding or stock transfer taxes payable by such holder.

                  (g) Promptly following the date which is six months after the Recapitalization Effective Time, the Exchange Agent shall deliver to the Surviving Holding Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing shares of New Kroll Holdings Common Stock (other than Retained Shares and shares of New Kroll Holdings Common Stock held by BCP LLC) may surrender such certificate to the Surviving Holding Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in consideration therefor the aggregate Recapitalization Merger Consideration relating thereto, without any interest thereon.

                  (h) None of Recapitalization Merger Sub, the Surviving Holding Corporation or the Exchange Agent shall be liable to any holder of shares of New Kroll Holdings Common Stock for any cash or securities delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

                  Section 2.10. Lost, Stolen or Destroyed Certificates.

                  In the event any certificates representing shares of New Kroll Holdings Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver the Cash Merger Consideration, the Series A Merger Consideration or the Series C-D Merger Consideration pursuant to Section 2.06, as the case may be, in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Holding Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnity against any claim that may be made against the Surviving Holding Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                  Section 2.11. Further Action.

                  If, at any time after the Recapitalization Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to put the Surviving Holding Corporation in possession of all assets and property of every description and every interest, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of New Kroll Holdings and Recapitalization Merger Sub, the Persons who were officers and directors of New Kroll Holdings and Recapitalization Merger Sub immediately prior to the Recapitalization Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the written disclosure schedule previously delivered by the Company to Recapitalization Merger Sub (the "Company Disclosure Schedule") or the Company SEC Reports filed prior to the date hereof, the Company for itself and for the Subsidiaries set forth below hereby represents and warrants to Recapitalization Merger Sub as follows:

                  Section 3.01. Organization and Qualification; Subsidiaries.

                  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and (with respect to U.S. Subsidiaries) in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and (with respect to U.S. Subsidiaries) are in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect. Section 3.01 of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock owned by the Company or another Subsidiary of the Company.

                  Section 3.02. Articles of Incorporation and Code of
                                Regulations.

                  The Company has heretofore made available to Recapitalization Merger Sub a complete and correct copy of its Articles of Incorporation and Code of Regulations as amended through the date hereof (the "Company Charter Documents"), and has heretofore made available to Recapitalization Merger Sub, the Articles of Incorporation and Bylaws (or equivalent organizational documents) of each of its Significant Subsidiaries, New Kroll Holdings and Reorganization Merger Sub (the "Subsidiary Documents"). Such Company Charter Documents and Subsidiary Documents are in full force and effect and no other charter or organizational documents are applicable to or binding on the Company or its Significant Subsidiaries or New Kroll Holdings or Reorganization Merger Sub. None of the Company, any of its Significant Subsidiaries or Reorganization Merger Sub is in violation of any provision of its Articles of Incorporation, Code of Regulations or By-laws or equivalent organizational documents.

                  Section 3.03. Capitalization.

                  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value ("Company Preferred Stock"). As of October 31, 1999, (i) 22,259,940 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding shares which are issued but not outstanding, none of which is entitled to vote) and were issued free of preemptive or similar rights, (ii) no shares of Company Common Stock were held by Subsidiaries of the Company, (iii) 1,899,980 shares of Company Common Stock were issuable upon the exercise of Company Options then outstanding, and (iv) no shares of Company Preferred Stock were issued and outstanding. Since October 31, 1999, the Company has not issued or reserved for issuance (i) any shares of capital stock or other voting securities of the Company, except as a result of the exercise of Stock Options outstanding at October 31, 1999 or (ii) any Stock Options. Since September 30, 1999, the Company has not declared or paid any dividend or distribution in respect of any of its capital stock and has not repurchased or redeemed any shares of capital stock, and its Board of Directors has not resolved to do any of the foregoing.

                   (b) Neither the Company nor any of its Subsidiaries owns any equity interest in any company or entity that is not a Subsidiary. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully-paid and nonassessable, and all such shares are owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever ("Liens").

                  (c) New Kroll Holdings is a wholly owned subsidiary of the Company as of the date hereof.

                  (d) Kroll Finance Company LLC is a single member limited liability company formed under the LLC Act and is a wholly owned subsidiary of New Kroll Holdings as of the date hereof.

                  (e) Reorganization Merger Sub is a wholly owned subsidiary of Kroll Finance Company LLC as of the date hereof.

                  (f) Section 3.03(f) of the Company Disclosure Schedule sets forth a complete and accurate list of all outstanding Company Options as of October 31, 1999, which list sets forth the name of the holders thereof, the exercise price thereof, the number of shares of Company Common Stock subject thereto and the expiration date thereof. Except as set forth in Section 3.01, this Section 3.03 or Section 3.11, as of October 31, 1999, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its Subsidiaries relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, sell, repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries.

                  (g) (i) As of the date hereof, the only outstanding indebtedness for borrowed money of the Company and its Subsidiaries is set forth in Section 3.03(g)(i) of the Company Disclosure Schedule. (ii) The outstanding indebtedness represented by or issued under each of (x) the outstanding Variable Rate Demand Economic Development Revenue Bonds, Series 1986, the Loan Agreement dated as of September 1, 1986 relating to O'Gara-Hess & Eisenhardt Armoring Company Limited Partnership between County of Butler, Ohio and O'Gara-Hess & Eisenhardt Armoring Company Limited Partnership and the related Amended and Restated Letter of Credit Agreement dated as of September 1, 1997 by and between O'Gara-Hess & Eisenhardt Armoring Company and Keybank National Association, (y) the Company's outstanding notes payable which are owed to various banks and former stockholders of the Company or companies acquired by the Company or its Subsidiaries and (z) the Amended and Restated Credit Agreement between the Company and Keybank National Association dated as of June 25, 1999 may be prepaid, in each case, in full without penalty in accordance with the terms of such agreements and such agreements may be terminated without penalty. (iii) The $35 million aggregate principal amount of the Senior Notes due 2004 of the Company, which a predecessor of the Company issued pursuant to a Note Purchase Agreement dated as of May 30, 1997 (the "Note Purchase Agreement"), may be prepaid, at the option of the Company, at the Make-Whole Premium (as defined in the Note Purchase Agreement), which shall equal the amount set forth in Section 3.03(g)(ii) of the Company Disclosure Schedule, based on the assumption stated therein.

                  Section 3.04. Authority Relative to this Agreement.

                  Each of the Kroll Parties has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Kroll Parties and the consummation by each of the Kroll Parties of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action other than the adoption of this Agreement by each of the Kroll Parties' shareholders in accordance with the OGCL or the DGCL, as the case may be, and the Kroll Documents, and no other corporate proceedings on the part of any of the Kroll Parties are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by the Company's shareholders in accordance with the OGCL and DGCL, as the case may be, and, to the extent applicable, Chapter 1704 of the Ohio Revised Code ("Chapter 1704") and the Company Charter Documents and the filing and recordation of the appropriate documents with respect to the Merger in accordance with the OGCL and DGCL, as the case may be). The Board of Directors of each of the Kroll Parties has approved this Agreement and has resolved to recommend that its shareholders or stockholders, as the case may be, vote their shares in favor of the adoption of this Agreement. Each of the Kroll Parties, respectively, has been advised that all of its directors and executive officers intend to vote all of their shares in favor of the adoption of this Agreement. This Agreement has been duly and validly executed and delivered by each of the Kroll Parties and, assuming the due authorization, execution and delivery hereof by Recapitalization Merger Sub, constitutes the legal, valid and binding obligation of each of the Kroll Parties, enforceable against each of the Kroll Parties in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other laws affecting the rights of creditors generally, and to the extent that the availability of equitable remedies may be limited by equitable principles.

                  Section 3.05. No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by each of the Kroll Parties do not, and the performance of this Agreement by each of the Kroll Parties will not, (i) conflict with or violate the Kroll Documents, (ii) assuming that all consents, approvals and authorizations contemplated by clauses
(i) and (iii) of subsection (b) of this Section 3.05 have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective material properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any Third Party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or alteration of rights under or require the consent or approval of any Person under, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, joint venture, limited liability or partnership agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective material properties is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.05(a), for any conflict, violation, breach, default, impairment, right or lack of consent or approval that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that would not reasonably be expected to prevent or materially delay the ability of the Company to consummate the Mergers and the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by each of the Kroll Parties does not, and the performance of this Agreement by each of the Kroll Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Federal, state or local court or governmental or regulatory authority or agency, domestic or foreign (each, a "Governmental Authority"), except (i) consents, approvals, authorizations or permits, filings and notifications set forth in Section 3.05(b) of the Company Disclosure Schedule, (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or materially delay consummation of the Mergers, or otherwise prevent or materially delay any of the Kroll Parties from performing its material obligations under this Agreement, or would not otherwise, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) consents, approvals, authorizations, permits, filings or notifications which have heretofore been obtained or made, as the case may be, by the Company and are in full force and effect. The consummation of the Mergers and the other transactions contemplated hereby will not result in the lapse of any Company Permits (as defined below) or the breach of any authorization or right to use any license, Company Permit or other right that the Company or any of its Subsidiaries has from a Third Party, except where such lapse or breach, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  Section 3.06. Compliance; Permits.

                  (a) Neither the Company nor any of its Subsidiaries has in the last four years failed to comply with, or has been in the last four years in breach of or is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective material properties is bound or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective material properties is bound, except, in the case of clauses (i) and (ii), for any such noncompliance, breach, conflict, default or violation which has been waived or which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has in the last four years received notice of (x) any violation of the Foreign Corrupt Practices Act (the "FCPA") or (y) any material breach of the Company's and its Subsidiaries' policies regarding the FCPA by any employees or agents of the Company or its Subsidiaries. This Section 3.06(a) shall not apply to matters relating to (i) employee benefits, which are covered by Section 3.11, (ii) labor, which are covered by Section 3.12, (iii) Taxes, which are covered by
Section 3.17, (iv) Environmental Laws, which are covered by Section 3.18, and
(v) privacy, which are covered by Section 3.21.

                  (b) The Company and its Subsidiaries hold all domestic and foreign permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company and its Subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits, individually or in the aggregate, would not reasonably be expected, to have a Material Adverse Effect.

                  Section 3.07. SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998 (all forms, reports and documents filed by the Company with the SEC since January 1, 1998, are referred to herein as the "Company SEC Reports"). No Subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. The Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder, each as in effect on the date so filed or amended, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports as well as the draft dated November 13, 1999 of the Company's unaudited financial statements for the quarter ended September 30, 1999, which has previously been delivered to Recapitalization Merger Sub were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

                  Section 3.08. Absence of Certain Changes or Events.

                  Since December 31, 1998, the Company and its Subsidiaries have conducted business in the ordinary course and there has not occurred: (i) any event, development or circumstance constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendment or change in the Company Charter Documents; (iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;
(iv) any material change by the Company in its accounting methods, principles or practices (other than changes required by GAAP after the date of this Agreement;
(v) other than in the ordinary course of business, any sale of a material amount of assets of the Company; or (vi) any material tax election, any material change in method of accounting with respect to Taxes or any compromise or settlement of any proceeding with respect to any material Tax liability.

                  Section 3.09. No Undisclosed Liabilities.

                  As of December 31, 1998, neither the Company nor any of its Subsidiaries had any liabilities, contingent or otherwise, except liabilities
(a) adequately provided for in the Company's audited balance sheet (including any related notes thereto) as of December 31, 1998 included in the Company's Annual Report of Form 10-K for the year ended December 31, 1998 (the "1998 Balance Sheet"), or (b) that, had they been known to the Company at the time of the preparation of the 1998 Balance Sheet, would not have been required under GAAP to be reflected on the 1998 Balance Sheet or disclosed in the notes thereto. Since December 31, 1998, the Company and its Subsidiaries have only incurred liabilities (w) as set forth in the Company SEC Reports filed prior to the date hereof, (x) in the ordinary course of business consistent with past practice, or (y) in connection with this Agreement or the Merger or the other transactions contemplated hereby (including the financing contemplated by the Financing Letters) and which, in the case of clause (x) of this Section 3.09 individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  Section 3.10. Absence of Litigation.

                  Except for any action, suit or proceeding challenging the transactions contemplated by this Agreement or seeking to delay or prevent the consummation of either of the Mergers, this Agreement or the transactions contemplated thereby and hereby, there are no suits, claims, actions, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against or involving any properties or rights of the Company or any of its Subsidiaries, which is reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. Section 3.10 of the Company Disclosure Schedule sets forth as of the date of this Agreement the suits, claims, actions, proceedings and investigations pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries which if adversely determined would result in a liability to the Company in excess of $250,000. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which, insofar as can be reasonably foreseen in the future, would reasonably be expected to have a Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated by this Agreement and the Mergers. To the Knowledge of the Company, no officer or director of the Company or any of its Subsidiaries has been served with or otherwise has written notice of a written complaint naming such officer or director as a defendant in any litigation commenced by shareholders of the Company or any of its Subsidiaries with respect to the performance of his or her duties as an officer and/or director of the Company or any of its Subsidiaries under any federal or state law (including litigation under federal and state securities laws) except for litigation relating to or arising out of this Agreement and the transactions contemplated hereby. There exist no indemnification agreements with any of the directors and officers of the Company or its Subsidiaries with respect to any suits, claims, proceedings or investigations pending, or to the best Knowledge of the Company, threatened against such directors or officers except as contained in the charter and code of regulations, or by-laws, as the case may be, of the Company and its Subsidiaries, as the case may be.

                  Section 3.11. Employee Benefit Plans; Employment Agreements.

                  (a) The Company has made available to Recapitalization Merger Sub copies of each of its Company Employee Plans and Section 3.11 of the Company Disclosure Schedule sets forth a list of each such Company Employee Plan. "Company Employee Plan" shall mean any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement providing benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, including all employment, severance, retirement, incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, or stock-based compensation plans, policies, programs, practices, agreements, understandings or arrangements. "ERISA Affiliate" shall mean any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

                  (b) With respect to each Company Employee Plan, the Company has made available to Recapitalization Merger Sub, prior to the date hereof, true and complete copies of (i) plan instruments and amendments, summary plan descriptions, and summaries of material modifications (and written summaries of any unwritten Company Employee Plans or modifications to Company Employee Plans), (ii) to the extent annual reports on Form 5500 are required with respect to any Company Employee Plan, the most recent annual report and attached schedules for each Company Employee Plan as to which such report is required to be filed, and (iii) where applicable, the most recent notification or determination letter and actuarial reports.

                  (c) Neither the Company nor any ERISA Affiliate during the past six (6) years has maintained, contributed to or had an obligation to contribute to or maintain a Company Employee Plan subject to Title IV of ERISA (including, without limitation, any "multiemployer plan" as defined in Section 3(37) of ERISA) or to Section 412 of the Code. No Company Employee Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA that remains unsatisfied.

                  (d) Each Company Employee Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has made all contributions required to be made by it up to and including the date hereof with respect to each Company Employee Plan, except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (e) (i) Each Company Employee Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification, and to the Knowledge of the Company nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (ii) to the Knowledge of the Company, no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with an ERISA Affiliate to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws and regulations that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iii) for each Company Employee Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iv) to the Company's Knowledge, no "prohibited transaction" (as such term is defined in ERISA section 406 and Code
Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Employee Plan that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and
(v) no Company Employee Plan provides retiree welfare benefits and neither the Company nor any of its Subsidiaries has any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code that, individually or in the aggregate, would reasonably be expected to have a Material Adverse

Effect; and neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to any entity that has engaged in, a transaction described in Section 4069 or 4212(c) of ERISA that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (f) With respect to any Company Employee Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

                  (g) No Company Employee Plan exists that could result in the payment to any present or former employee of the Company or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement or as a result of the termination of employment of any such employee within a specified period of time after such consummation, and there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

                  Section 3.12. Labor Matters.

                  There are no strikes, slowdowns, work stoppages or lockouts pending or, to the Knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective employees which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all applicable laws, agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures so to comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any material collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  Section 3.13. Proxy Statement, Schedule 13E-3 and Form S-4.

                  The information supplied or to be supplied by the Company for inclusion in (i) the proxy statement to be sent to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider the adoption of this Agreement (the "Company Shareholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become untrue or misleading, (ii) the Statement on Schedule 13E-3 (such Statement, as amended or supplemented, is referred to herein as the "Schedule 13E-3"), to be filed by the Company concurrently with the filing of the Proxy Statement, will not, at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Registration Statement on Form S-4 of New Kroll Holdings to be filed with the SEC, to the extent required, by New Kroll Holdings in connection with the issuance of New Kroll Holdings Common Stock following the Reorganization Merger (such registration statement, as amended or supplemented, the "Form S-4"), will not contain, at the time it is first filed with the SEC, and at any time it is amended and supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement, the Schedule 13E-3 and the Form S-4, if required, shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or on behalf of Recapitalization Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement, the Schedule 13E-3 or the Form S-4, if required.

                  Section 3.14. Restrictions on Business Activities.

                  To the Knowledge of the Company, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its Subsidiaries as currently conducted by the Company or such Subsidiary, including agreements that expressly limit the ability of the Company or any of its Subsidiaries to compete in or conduct any line of business or compete with any Person in any geographic area or during any period of time, except for any prohibition or impairment as would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect.

                  Section 3.15. Assets.

                  (a) All material real property owned or leased by the Company or any of its Subsidiaries and all material tangible personal property owned or leased by the Company or any of its Subsidiaries is in sufficient condition to enable the Company and its Subsidiaries to conduct business as now being conducted, except where the failure of such property to be in such condition would not reasonably be expected to have a Material Adverse Effect.

                  (b) Except where the failure to have good and valid title would not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries as currently conducted, the Company and its Subsidiaries have good and valid title to all of the (i) real property and interests in real property indicated as being owned by the Company and its Subsidiaries in the financial statements included in the Company SEC Reports, except for properties sold or otherwise disposed of in the ordinary course of business (the "Owned Properties"), and (ii) leasehold estates in all leased real properties that are material to conduct the operation of the Company's and its Subsidiaries' business taken as a whole, except leasehold interests (the "Leased Properties"; the Owned Properties and Leased Properties being sometimes referred to herein as the "Real Properties") terminated in the ordinary course of business, in each case free and clear of all Liens, easements, covenants and rights of way, except for (i) Liens in connection with the acquisition of such Real Properties set forth in Section 3.15(b)(i) of the Company Disclosure Schedule, (ii) Liens on property being leased pursuant to Leases which are capitalized lease obligations set forth in Section 3.15(b)(ii) of the Company Disclosure Schedule, (iii) Liens for current Taxes which are not delinquent, or are being contested in good faith, (iv) mechanics', workers', materialmen's and other like Liens arising in the ordinary course of business, and (v) zoning ordinances, rights of way, easements, licenses, reservations, covenants, conditions or restrictions on the use of any of the Real Properties which do not, individually or in the aggregate, materially interfere with the use of such real property.

                  (c) No consent or approval is required to be obtained under any agreement by which the Company or any of its Subsidiaries has obtained a leasehold interest in any Leased Property (each such agreement a "Lease"), and no right of termination shall arise under any Lease nor does any landlord have the right to increase the rent payable under any Lease, in each case in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except to the extent that any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (d) Neither the Company nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract, or other contractual right to sell or dispose of any Owned Property or any portions thereof or interests therein which property, portions and interests, either individually or in the aggregate, are material to the Company.

                  Section 3.16. Material Contract Defaults.

                  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is, or has received any notice that any other party is, in default or unable to perform in any respect under any material contracts, agreements, commitments, arrangements, Leases, licenses, policies or other instruments to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound ("Material Contracts"), except for those defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, except for those defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company is not a party to any Material Contract that is required to be disclosed as an exhibit to the SEC Documents in accordance with the rules and regulations of the SEC that has not been so disclosed. To the Knowledge of the Company, the Company has not received notice of the termination of, or intent to terminate any contract, purchase order or delivery order, except for such notices which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and except for termination of any such contract, purchase order or delivery order in accordance with its terms.

                  Section 3.17. Taxes.

                  The reserves for Taxes as shown on the 1998 Balance Sheet are sufficient for the payment of all accrued but unpaid Taxes of the Company and each of its Subsidiaries, for all periods ending on or prior to December 31, 1998. All Tax Returns required to be filed by the Company and its Subsidiaries have been filed when due in accordance with all applicable laws. To the Knowledge of the Company, all such Tax Returns were correct and complete as filed in all material respects in accordance with all applicable laws. All Taxes shown to be due on such Tax Returns have been timely paid, withheld or remitted to the appropriate taxing authority, the Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable and, to the Knowledge of the Company, there is no audit, dispute, claim, action, proceeding or investigation pending or threatened with respect to any such Tax Returns or any Taxes shown thereon. Neither the Company nor any of its Subsidiaries has received any written notice of any deficiency with respect to the payment of any Taxes. Neither the Company nor its Subsidiaries are party to, bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person. There are no Liens with respect to Taxes on any of the assets or properties of the Company or any of its Subsidiaries other than with respect to Taxes not yet due and payable. There is no contract, agreement, plan or arrangement by the Company or any of its Subsidiaries covering any person that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by the Company or any of its Subsidiaries by reason of Section 280G or Section 162(m) of the Code. The Company and its Subsidiaries (i) are not, and have not been, a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is the Company, and (ii) have no liability for the Taxes of any Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

                  Section 3.18. Environmental Matters.

                  (a) Except as would not reasonably be expected to result in a Material Adverse Effect, to the Knowledge of the Company: (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, and during all applicable statute of limitations periods have complied with all applicable Environmental Laws; (ii) neither the Company nor any of its Subsidiaries has, nor would reasonably be expected to have, any obligation to undertake any Remedial Activity, at any property owned or leased by any of them or at any other property; (iii) based on current production levels and current production methods, and production levels and methods reasonably anticipated as of the date hereof, there are no events, conditions, practices or plans of the Company or any of its Subsidiaries, or legal requirements (in effect or reasonably anticipated) that would reasonably be expected, during the next five years, to prevent the Company or any of its Subsidiaries from or materially increase the burden on the Company or any of its Subsidiaries of, complying with all applicable Environmental Laws: and (iv) neither the Company nor any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law, under any Environmental Law or with respect to any Materials of Environmental Concern.

                  (b) To the Knowledge of the Company, the Company has furnished, or made available to Recapitalization Merger Sub, or to its representatives, true and complete copies of all Environmental Reports in the possession or control of the Company or of its Subsidiaries, or fairly described to Recapitalization Merger Sub or to its representatives the contents of such reports, other than reports the contents of which address matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  Section 3.19. Brokers.

                  None of the Company, its Subsidiaries or their respective officers or directors or the Special Committee has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions or financial advisors' or finders' fees in connection with the transactions contemplated hereby, other than Bear, Stearns & Co. Inc. and J. Jeffrey Brausch & Company, the fees and expenses of which shall be borne by the Company. The Company has heretofore furnished to Recapitalization Merger Sub complete and correct copies of all agreements between the Company and its Subsidiaries and its financial advisors pursuant to which such firms would be entitled to any payment relating to the transactions contemplated by the Mergers and this Agreement.

                  Section 3.20. Intellectual Property.

                  To the Knowledge of the Company, (i) the Company and its Subsidiaries own or have the right to use all Intellectual Property reasonably necessary for the conduct of the business of the Company and its Subsidiaries taken as a whole as currently conducted, except where the failure to own or possess rights in any such Company Intellectual Property, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(ii) the Intellectual Property owned, held or used by the Company ("Company IP") is valid, enforceable and unexpired, and is free of all Liens, except where any such failure to be valid, enforceable, unexpired or free of Liens would not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its Subsidiaries has received any notice with respect to any alleged infringement or unlawful use by the Company or its Subsidiaries of any intangible property right owned or alleged to be owned by others and, to the Company's Knowledge, the Company IP does not infringe or otherwise impair the Intellectual Property of any Third Party which would reasonably be expected to have a Material Adverse Effect; (iv) the Company has taken reasonable steps to protect and maintain the Company IP; (v) no party to a license, consent, royalty or other agreement concerning Company IP (a "Company IP License") is, or is alleged to be, in breach or default thereunder; and (vi) the transactions contemplated by this Agreement shall not impair the rights of the Company under any Company IP License, or cause any payments to be due thereunder.

                  Section 3.21. Privacy Rights.

                  To the Knowledge of the Company, in the operation of its business, the Company does not itself, nor does it assist third parties to, violate the rights of any Person concerning confidential information or personal privacy, as provided under applicable international, foreign, U.S. and state laws, treaties, compacts or directives respecting wiretapping, eavesdropping, trespass, surveillance, invasion of privacy or the obtaining of personal information of any type (e.g., credit histories and motor vehicle records) in or via any media (e.g., photography, computerized databases or the Internet), except where the violations of such rights regarding confidential information or personal privacy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  Section 3.22. Year 2000 Matters.

                  (a) The disclosure under the heading "Year 2000 Issues" contained in the Company' quarterly report on Form 10-Q for the quarter ended June 30, 1999 is accurate in all material respects.

                  (b) The Company has taken reasonably necessary steps to ensure that no interruption of the services it provides will occur as a result of the Year 2000 issues. All computer hardware, software, databases, automated systems and other computer and telecommunications equipment owned or licensed by the Company or any of its Subsidiaries (collectively, "Systems"), and all products designed, manufactured, distributed or sold by the Company or any of the Subsidiaries ("Products"), can be used prior to, during and after the calendar year 2000 A.D., and will operate during each such time period, either on a stand-alone basis or by interacting or interoperating with third-party software (assuming such third-party software is Year 2000 Compliant), without error relating to the processing, calculating, comparing, sequencing or other use of date-related data (the foregoing ability, "Year 2000 Compliant"), except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (c) With regard to any Systems or Products that are not Year 2000 Compliant, the Company has developed contingency plans to deal with any disruption of its business that might arise as a result of the Year 2000 problem ("Contingency Plans"). Such Contingency Plans provide either for (i) putting into place plans to modify such Systems or Products so that they will be Year 2000 Compliant, or (ii) replacing such Systems or Products with Year 2000 Compliant alternatives, in either case in a manner that is reasonably calculated to avoid any material disruption or harm to the business or operations of the Company or any of the Subsidiaries. The Company is actively pursuing the achievement of such Contingency Plans in a technically competent manner and has devoted adequate staffing and other reasonably necessary resources to implement the Contingency Plans.

                  Section 3.23. Insurance.

                  Section 3.23 of the Company Disclosure Schedule contains a list of all material fire and casualty, general liability, business interruption and product liability and other insurance policies (collectively, "Insurance Policies") maintained by the Company or any of its Subsidiaries. Such policies are in effect as of the date of this Agreement. Such Insurance Policies are in such amounts and cover such risks as are reasonably adequate for the conduct of the business of the Company and its Subsidiaries as currently conducted and the value of their respective properties and assets on the date hereof.

                  Section 3.24. No Rights Plan.

                  Neither the Company nor any of its Subsidiaries has any rights plan or similar preferred stock purchase plan or similar arrangement.

                  Section 3.25. Opinion of Financial Advisor.

                  The Board of Directors of the Company and the Special Committee of the Board of Directors, which the Board of Directors specially formed for the purpose of reviewing the Mergers and the transactions contemplated by this Agreement (the "Special Committee") have received the written opinion of Bear Stearns & Co. Inc., financial advisor to the Special Committee and the Board of Directors, to the effect that in its opinion, as of the date of this Agreement, the Cash Merger Consideration to be received in the Recapitalization Merger by the holders of shares of New Kroll Holdings Common Stock (other than the Retaining Shareholders and Affiliates of New Kroll Holdings) is fair, from a financial point of view. A true and complete copy of such opinion has been delivered to Recapitalization Merger Sub.

                  Section 3.26. Special Committee and Board Recommendation.

                  (a) The Special Committee has determined that the Mergers and the Cash Merger Consideration to be paid to the shareholders of New Kroll Holdings Common Stock in the Mergers are fair to and in the best interests of the shareholders of the Company and has approved and has recommended the approval of this Agreement to the Board of Directors of the Company. The Board of Directors of the Company, at a meeting duly called and held on November 14, 1999, has (i) determined that this Agreement and the transactions contemplated hereby, taken together, are fair to and in the best interests of the shareholders of the Company, (ii) resolved to recommend that the holders of the shares of Company Common Stock adopt this Agreement, and approve the Mergers and the transactions contemplated hereby and (iii) approved the Voting, Sale and Retention Agreement and the transactions contemplated thereby.

                  (b) By unanimous written consents, the Boards of Directors of New Kroll Holdings (in accordance with Section 141(f) of the DGCL) and Reorganization Merger Sub (in accordance with Section 1701.54 of the OGCL) have
(i) approved this Agreement and the transactions contemplated hereby (other than those related to the Requisite Financing) and (ii) declared the advisability thereof.

                  SECTION 3.27. Vote Required; State Takeover Statutes.

                  Under the OGCL and the Company's Articles of Incorporation the affirmative vote at a special meeting at which a quorum is present of a majority of the voting power of the Company in the election of directors represented at such meeting in person or by proxy is the only vote required of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and to approve the Reorganization Merger, and the other transactions contemplated hereby.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF RECAPITALIZATION MERGER SUB

                  Recapitalization Merger Sub hereby represents and warrants to the Kroll Parties as follows:

                  Section 4.01. Organization and Good Standing.

                  Recapitalization Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Recapitalization Merger.

                  SECTION 4.02. Capitalization.

                  The authorized capital stock of the Recapitalization Merger Sub consists solely of 1,000 shares of Recapitalization Merger Sub Common Stock, all of which such shares of Recapitalization Merger Sub Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive or similar rights. No shares of Recapitalization Merger Sub Common Stock are issuable upon the exercise or conversion of options, warrants or convertible securities of any kind.

                  Section 4.03. Authority Relative to this Agreement.

                  Recapitalization Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including all necessary power and authority to obtain the financing necessary to pay the Cash Merger Consideration, fees and expenses and as may be required to consummate all of the other transactions contemplated by this Agreement and the Voting, Sale and Retention Agreement (the "Requisite Financing"). The execution and delivery of this Agreement by Recapitalization Merger Sub, and the consummation by Recapitalization Merger Sub of the transactions contemplated hereby, including the Requisite Financing, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Recapitalization Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Requisite Financing. This Agreement has been duly and validly executed and delivered by Recapitalization Merger Sub and, assuming the due authorization, execution and delivery hereof by the Kroll Parties, constitutes the legal, valid and binding obligation of Recapitalization Merger Sub, enforceable against Recapitalization Merger Sub in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally and to the extent that the availability of equitable remedies may be limited by equitable principles.

                  Section 4.04. No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Recapitalization Merger Sub do not, and the performance of this Agreement by Recapitalization Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or other governing instrument of Recapitalization Merger Sub, as the case may be, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) and (iii) of
Section 4.04(b) have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Recapitalization Merger Sub or by which Recapitalization Merger Sub or any of its material properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Recapitalization Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which Recapitalization Merger Sub is a party or by which Recapitalization Merger Sub or any of its material properties is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 4.04(a), for any conflict, violation, breach, default, impairment or right that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Recapitalization Merger Sub do not, and the performance of this Agreement by Recapitalization Merger Sub will not, require any consent, approval, authorization or permit of, or filing with any Governmental Authority, except
(i) for (A) applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, (B) filings and consents under any Non-U.S. Monopoly Laws, (C) filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (D) the filing and recordation of the appropriate documents with respect to the Recapitalization Merger in accordance with the DGCL, (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or materially delay consummation of the Recapitalization Merger, or otherwise prevent or materially delay Recapitalization Merger Sub from performing its material obligations under this Agreement, or, individually or in the aggregate, would not otherwise reasonably be expected to have a Material Adverse Effect, or (iii) as to which any necessary consent, approval, authorization, permit, filing or notification has heretofore been obtained or made, as the case may be, by Recapitalization Merger Sub and is in full force and effect.

                  Section 4.05. Absence of Litigation.

                  As of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Recapitalization Merger Sub, threatened in writing against Recapitalization Merger Sub before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which seeks to enjoin or otherwise challenges the consummation of the transactions contemplated hereby or would materially and adversely affect the ability of Recapitalization Merger Sub to timely consummate the transactions contemplated by this Agreement.

                  Section 4.06. Proxy Statement; Schedule 13E-3.

                  The information supplied or to be supplied by or on behalf of Recapitalization Merger Sub for inclusion (i) in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become untrue or misleading or (ii) the Schedule 13E-3, to be filed by the Company concurrently with the filing of the Proxy Statement, will not at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Recapitalization Merger Sub makes no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement or the Schedule 13E-3.

                  Section 4.07. Brokers.

                  None of Recapitalization Merger Sub or its officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions or financial advisors' or finders' fees in connection with the transactions contemplated hereby.

                  Section 4.08. Financing Arrangements.

                  Recapitalization Merger Sub has delivered to the Special Committee and the Company complete and correct executed copies of letters (a) committing Blackstone Capital Partners III Merchant Banking Fund L.P. to contribute to BCP LLC cash equity in an aggregate amount equal to $224,000,000 less an amount equal to $18 times the aggregate number of (1) the Retained Shares (as defined in the Debt Financing Letter), and (2) the number of Converted Shares (as defined in the Debt Financing Letter), as described below, plus an amount equal to the aggregate amount of the Transaction Costs (as defined in the Debt Financing Letter) (the "Equity Financing Letter"), subject to the terms and conditions stated therein, and (b) committing The Chase Manhattan Bank, subject to the terms and conditions stated therein, to provide senior debt financing to the Surviving Holding Corporation, consisting of a $75,000,000 term loan and a $125,000,000 revolving credit facility and to provide $150,000,000 of senior subordinated financing in connection with the Recapitalization Merger (the "Debt Financing Letter", and together with the Equity Commitment Letter, the "Financing Letters"), which Commitment

Letters provide for all of the Requisite Financing, except as otherwise expressly provided by Section 8.03(c). As of the date hereof, the Commitment Letters provided to the Company are in full force and effect and have not been amended in any material respect.

                  Section 4.09. No Prior Activities of Recapitalization
                                Merger Sub.

                  Recapitalization Merger Sub was incorporated on November 9, 1999. Except in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Recapitalization Merger Sub has no material properties or assets or incurred any obligation or liability and has not engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. Recapitalization Merger Sub has no Subsidiaries.

                  Section 4.10. OGCL Section 1704.01.

                  Other than by reason of this Agreement or the transactions contemplated hereby or by the Voting Sale and Retention Agreement, Recapitalization Merger Sub is not an "interested shareholder" of the Company, as that term is defined in Section 1704.01 of Chapter 1704.

                  SECTION 4.11. Recapitalization Treatment.

                  As of the date hereof and based on information provided to it, Recapitalization Merger Sub is satisfied that, assuming consummation of the transactions contemplated by the Voting, Sale and Retention Agreement and assuming consummation of the Mergers in accordance with this Agreement, the Mergers should be able to be recorded as a recapitalization for financial reporting purposes in accordance with applicable generally accepted accounting principles and relevant requirements of the SEC.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGERS

                  Section 5.01. Conduct of Business by the Company Pending
                                the Mergers.

                  The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Recapitalization Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its Subsidiaries (including with respect to the collection of accounts receivable and the payment of accounts payable) to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice; and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other Persons with which the Company and its Subsidiaries have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Recapitalization Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule, directly or indirectly do, or propose or agree to do, any of the following without the prior written consent of Recapitalization Merger Sub:

                  (a) amend or otherwise change the Kroll Documents;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest in the Company or any of its Subsidiaries (except for the issuance of shares of Company Common Stock issuable upon the exercise of Stock Options under the Company Stock Option Plans and Warrants outstanding on the date hereof);

                  (c) sell, pledge, dispose of, mortgage, otherwise encumber or subject to any Lien any assets of the Company or any of its Subsidiaries (except for (i) sales of inventory and receivables in the ordinary course of business consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of immaterial assets on an arms-length basis having a fair market value not in excess of $500,000 in the aggregate);

                  (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned Subsidiary of the Company may declare and pay a dividend, or make advances, to its parent, except that neither the Company nor its Subsidiaries may declare or pay any intercompany cross border dividend, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except as required by the terms of any security as in effect on the date hereof and set forth in Section 5.01(d) of the Company Disclosure Schedule, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of the Company's securities, including shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a shareholder equity interest in the Company;

                  (e) (i) (A) incur any indebtedness for borrowed money, except for borrowings and reborrowing not in excess of $3,000,000 and borrowings and reborrowings under the Company's existing credit facilities and intercompany indebtedness, (B) issue or sell any debt securities (except intercompany debt securities) or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (C) make any loans, advances (other than to employees of and consultants to the Company for travel and other reasonable and customary expenses incurred in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect Subsidiary of the Company or
(D) assume, guarantee (other than guarantees of obligations of the Company's Subsidiaries entered into in the ordinary course of business consistent with past practice) or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than obligations of Subsidiaries and the endorsements of negotiable instruments for collection in the ordinary course of business consistent with past practice), or
(ii) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the transactions prohibited by this Section 5.01(e);

                  (f) except as set forth in Section 5.01(f) of the Company Disclosure Schedule, increase the compensation or severance payable or to become payable to its directors or executive officers or enter into any employment or severance agreement with any new management employee of the Company or any of its Subsidiaries, except for an agreement entered into in the ordinary course of business consistent with past practice and providing for annual base compensation not to exceed $250,000, or establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee or any of their beneficiaries, except, in each case, as may be required by law or in the ordinary course of business consistent with past practice;

                  (g) take any action to change any of the accounting policies or procedures used by it (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof;

                  (h) make any material tax election or settle or compromise any United States federal, state, local or non-United States material tax liability, make or change any method of accounting with respect to any Tax, file any amended Tax Return with respect to any material Tax or settle or compromise any material federal, state, local or foreign Tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation in excess of $50,000 in any individual case or $300,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business;

                  (j) acquire or agree to acquire any assets, other than (i) inventory or supplies in the ordinary course of business consistent with past practice, (ii) active systems projects, (iii) furniture, fixtures and equipment on order, (iv) machinery and equipment on order, (v) trademark filings, (vi) information services group product development and (vii) capital expenditures not to exceed in the year 1999 the sum of $820,000 minus capital expenditures made during 1999 and $920,000 in the year 2000;

                  (k) pay, discharge or satisfy any material claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (x) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (y) claims settled or compromised to the extent permitted by Section 5.01(i), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice or (z) the Notes;

                  (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Mergers);

                  (m) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (n) close, shut down or otherwise eliminate any of its facilities, except where such closure, shutdown or elimination is in the ordinary course of business consistent with past practice or is of a facility not material to the business or operations of the Company;

                  (o) amend or modify in any material respect or terminate any material existing IP License or Company IP License, execute any new IP License that would be material to the business of the Company and its Subsidiaries taken as a whole, sell, license or otherwise dispose of, in whole or in part, any material Company IP, and/or subject any material Company IP to any material Lien other than license for any software developed by the Information Security Group of the Company and other than any generally commercially available software;

                  (p) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's Affiliates, including any transactions, agreements, arrangements or understandings with any Affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Reports filed prior to the date of this Agreement;

                  (q) pay or spend any amount of money, directly or indirectly, in connection with the Company's agreement, pursuant to Sections 1.08 and 2.08, to obtain the consent of each holder of a Company Option as shall be necessary to effectuate the purposes of Sections 1.08 and 2.08; or

                  (r) authorize any of, or commit or agree to take any of, the foregoing actions.

                  Section 5.02. Changes in Employment Arrangements.

                  Neither the Company nor any of its Subsidiaries shall adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement, except to the extent described in Section 5.02 of the Company Disclosure Schedule.

                  Section 5.03. Severance.

                  Neither the Company nor any of its Subsidiaries shall terminate any employee listed on Schedule B, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, except to the extent described in Section 5.03 of the Company Disclosure Schedule.

                  Section 5.04. WARN.

                  Neither the Company nor any of its Subsidiaries shall effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying Recapitalization Merger Sub or its Affiliates in advance and without complying with the notice requirements and other provisions of WARN.

                  Section 5.05. No Solicitation.

                  (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative, advisor, Subsidiary or agent of the Company or any of its Subsidiaries, (i) solicit, initiate, encourage or take any action to knowingly facilitate (including by way of furnishing non-public information concerning the Company or any of its Subsidiaries) any inquiries, proposals or offers (whether or not in writing) from any Third Party regarding an Alternative Transaction (any of the foregoing inquiries, proposals or offers being referred to herein as an "Acquisition Proposal"), or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (A) furnishing information to a Third Party which has made an Acquisition Proposal that is reasonably likely to constitute a Superior Proposal not solicited in violation of this Agreement, or (B) subject to compliance with the other terms of this Section 4.05, entering into or participating in discussions or negotiations concerning an Acquisition Proposal that is reasonably likely to constitute a Superior Proposal not solicited in violation of this Agreement; provided, however, that the Board of Directors shall have concluded in good faith, after receiving and considering the advice of its outside legal counsel, that failing to participate in such discussions or negotiations or furnishing such information is reasonably likely to cause the Board of Directors to be in breach of its fiduciary duties to the shareholders of the Company under the OGCL; provided, further, that prior to participating in any such discussions or negotiations or to furnishing any such information, the Company receives from such person an executed confidentiality agreement on terms that are not materially less favorable to the Company than the Confidentiality Letter, a copy of which shall be provided for informational purposes only to Recapitalization Merger Sub; and provided, further, that the Board of Directors shall not take any of the foregoing actions unless it provides Recapitalization Merger Sub with contemporaneous notice thereof.

                  (b) For purposes of this Agreement, a "Superior Proposal" means any of the transactions described in the definition of Alternative Transaction (with all of the percentages included in the definition of such term raised to 50% for purposes of this definition) with respect to which the Board of Directors of the Company shall have concluded in good faith, after considering the advice of its outside legal counsel and its financial advisor(s), (i) is reasonably capable of being completed; (ii) represents a financially superior transaction for the Company's shareholders (other than the Retaining Shareholders) to the Mergers and the transactions contemplated by this Agreement; and (iii) which would, if consummated, result in a transaction more favorable to the Company than the Mergers and the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors under the laws of the State of Ohio.

                  (c) For purposes of this Agreement, an "Alternative Transaction" means any of (i) a transaction pursuant to which a Third Party acquires or would acquire more than fifteen percent (15%) of the outstanding shares of any class of equity securities of the Company or any of its Significant Subsidiaries, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Significant Subsidiaries of the Company and securities of the entity surviving any merger or business combination involving any of the Company's Significant Subsidiaries) of the Company, or any of its Subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than fifteen percent (15%) of the fair market value of, on a consolidated basis, the assets of the Company and its Subsidiaries immediately prior to such transaction, or (iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay either of the Mergers or which would or would reasonably be expected to materially dilute the benefits to Recapitalization Merger Sub of the transactions contemplated hereby.

                  (d) The Company shall promptly notify Recapitalization Merger Sub after receipt of any Acquisition Proposal, which notification shall include the terms and conditions of such Acquisition Proposal and the identity of the Person making it, or any material modification of or material amendment to any Acquisition Proposal (and the terms of such modification or amendment), or any request for information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal (including the identity of the Person requesting such information or access, as the case may be).

                  (e) Except as expressly permitted by this Section 5.05, neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify in any manner adverse to Recapitalization Merger Sub, the recommendation by the Board of Directors of the adoption of this Agreement by the shareholders of the Company. Notwithstanding the foregoing, in the event that the Board of Directors receives an Acquisition Proposal and the Board of Directors determines in good faith, after consultation with its financial and legal advisors, that failure to do so is reasonably likely to cause the Board of Directors to be in breach of its fiduciary duties to the shareholders of the Company under the OGCL, the Board of Directors may (x) withdraw or modify in any manner adverse to Recapitalization Merger Sub, the recommendation by such Board of Directors of the adoption of this Agreement by the shareholders of the Company, or (y) subject to this Section 5.05(e), terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement"), but only after the third Business Day following Recapitalization Merger Sub's receipt of written notice advising Recapitalization Merger Sub that the Board of Directors is prepared to accept a Superior Proposal, and attaching the most current version of any such Superior Proposal or any draft of an Acquisition Agreement.

                  (f) Nothing contained in this Section 5.05 shall prohibit the Company from taking and disclosing to its shareholders a position, and making related filings with the SEC, as required by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors, after consultation with outside counsel, failure to do so is reasonably likely to cause the Board of Directors to be in breach of its obligations under any applicable law, rule or regulation.

                  (g) The Company shall immediately cease, and shall cause any party acting on its behalf to cease, and cause to be terminated any existing discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing and shall request any such parties in possession of confidential information about the Company or its Subsidiaries that was furnished by or on behalf of the Company or its Subsidiaries to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  Section 6.01. Proxy Statement, Schedule 13E-3 and Form S-4.

                  As promptly as practicable after the execution of this Agreement, the Company shall prepare the Proxy Statement and the Schedule 13E-3, and New Kroll Holdings shall prepare and file with the SEC the Form S-4, to the extent required, in which the Proxy Statement will be included. Each of the Company, New Kroll Holdings and Recapitalization Merger Sub shall cooperate with each other in connection with the preparation of the Proxy Statement, the
Schedule 13E-3 and the Form S-4, to the extent required, including, but not limited to, furnishing information required to be disclosed in the Proxy Statement, the Schedule 13E-3 and the Form S-4, to the extent required. The information provided and to be provided by Recapitalization Merger Sub, New Kroll Holdings and the Company, respectively, for use in (i) (x) the Form S-4, will, at the time the Form S-4 becomes effective and on the date of the Company Shareholders Meeting, and (y) the Proxy Statement will, at the time the Proxy Statement is filed with the SEC and on the date of the Company Shareholders Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Company and Recapitalization Merger Sub each agree to correct any information provided by it for use in the Proxy Statement which shall have become untrue or misleading in any material respect and (ii) the Schedule 13E-3 to be filed with the SEC by the Company concurrently with the filing of the Proxy Statement will, at the time it is first filed with the SEC, and at any time it is amended or supplemented and at the time of the Company Shareholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. New Kroll Holdings will use its reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will promptly notify Recapitalization Merger Sub of the receipt of any comments from the SEC, of any request by the SEC for any amendment to the Proxy Statement, the
Schedule 13E-3 or the Form S-4 or for additional information. The Company will permit Recapitalization Merger Sub to review and comment upon all filings with the SEC, including the Proxy Statement, the Schedule 13E-3 and the Form S-4 and any amendment thereto, and all mailings to the Company's shareholders in connection with the Reorganization Merger, including the Proxy Statement, shall be subject to the prior review and comment by Recapitalization Merger Sub. Each of the Company and New Kroll Holdings agrees to use its reasonable efforts, after consultation with Recapitalization Merger Sub, to respond as promptly as reasonably practicable to any comments made by the SEC with respect to the Proxy Statement, any preliminary version thereof filed by it and the Schedule 13E-3 (if required) and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time after the Form S-4 is declared effective under the Securities Act. For purposes of this Agreement, the Company and Recapitalization Merger Sub hereby agree that statements made and information in the Proxy Statement and the Schedule 13E-3 relating to the Federal income tax consequences of the transactions herein contemplated to holders of Company Common Stock that receive the shares of New Kroll Holdings Common Stock in the Reorganization Merger and Cash Merger Consideration in the Recapitalization Merger shall be deemed to be supplied by the Company and not by Recapitalization Merger Sub.

                  Section 6.02. Company Shareholders Meeting.

                  The Company shall call the Company Shareholders Meeting as promptly as reasonably practicable for the purpose of voting upon the adoption of this Agreement and the approval of the transactions contemplated hereby and the Company shall use its reasonable efforts to hold the Company Shareholders Meeting as soon as reasonably practicable after the date on which the SEC declares the Form S-4 effective. Subject to Section 5.05(e), the Company, through its Board of Directors, will, as promptly as reasonably practicable following the date of this Agreement, recommend to its shareholders the adoption of this Agreement and the approval of the transactions contemplated hereby as set forth in Section 3.26(a) and shall solicit from its shareholders proxies in favor of the adoption of this Agreement and the transactions contemplated hereby and shall take such other reasonable actions that are necessary or advisable to secure the vote or consent of shareholders in favor of such adoption and approval. Any such recommendation, together with a copy of the opinion referred to in Section 3.25 shall be included in the Proxy Statement.

                  Section 6.03. Access to Information; Confidentiality.

                  Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which it shall use commercially reasonable efforts to be released), the Company shall (and shall cause its Subsidiaries to) (i) during the period after the execution and delivery of this Agreement and prior to the Recapitalization Effective Time, afford to the officers, employees, accountants, counsel and other representatives of Recapitalization Merger Sub reasonable access to its properties, books, contracts, commitments and records during normal business hours, and (ii) during such period, furnish promptly to Recapitalization Merger Sub all information concerning its business, properties and personnel as Recapitalization Merger Sub may reasonably request, and shall make available to Recapitalization Merger Sub for reasonable periods of time during normal business hours the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as Recapitalization Merger Sub may reasonably request. Recapitalization Merger Sub shall keep such information confidential in accordance with, and agrees to be bound by, the terms of the confidentiality letter, dated August 3, 1999 (the "Confidentiality Letter"), between BMP and Bear Stearns & Co. Inc. (on behalf of the Company).

                  Section 6.04. Consents; Approvals; Commercially Reasonable
                                Efforts.

                  (a) Each of the Company and Recapitalization Merger Sub shall use its commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including all consents, waivers, approvals, authorizations and orders from all Governmental Authorities or other Third Parties) and the Company and Recapitalization Merger Sub shall make all filings (including all filings with any Governmental Authority) required in connection with the authorization, execution and delivery of this Agreement by the Company and Recapitalization Merger Sub and the consummation by them of the transactions contemplated hereby. The Company and Recapitalization Merger Sub shall furnish all information required to be included in the Proxy Statement, the Schedule 13E-3, the Form S-4 or for any application or other filing to be made pursuant to the rules and regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement. Each of the Company and Recapitalization Merger Sub shall make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten Business Days after the date hereof and shall promptly supply any additional information that may be requested pursuant to the HSR Act. The Company and Recapitalization Merger Sub shall each use reasonable commercial efforts to obtain early termination of the waiting period under the HSR Act. In addition, the Company and Recapitalization Merger Sub shall each promptly make any other filing that may be required under any Non-US Monopoly Law or any other antitrust law or by any antitrust authority or any takeover laws of jurisdictions outside of the United States.

                  (b) It shall be the sole responsibility and obligation of Recapitalization Merger Sub and its Affiliates to obtain the Requisite Financing (except as provided in Section 8.03(c)), and none of the Company, any of its Subsidiaries or any of their respective current officers or directors shall have any liability or obligation with respect thereto, except for such obligations as the Company and its Subsidiaries undertake pursuant to documentation in connection with the Requisite Financing to be authorized and entered into following the Reorganization Merger.

Subject to the preceding sentence, the Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees and advisers (who shall incur no liability or obligation in doing so) to provide such cooperation as is reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneously with or at or after the Closings in respect of the transactions contemplated by this Agreement, including (i) participation in meetings, due diligence sessions and road shows, (ii) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, (iii) the execution and delivery of any commitment or financing letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents and comfort letters and consents of accountants as may be reasonably requested by Recapitalization Merger Sub and taking such other actions as are reasonably required to be taken by the Company in the Financing Letters; provided that it is expressly understood and agreed that the authorization and approval for all activities to be taken pursuant to this
Section 6.04(b) and Section 6.04(c) shall be given by Recapitalization Merger Sub or by the board of directors of New Kroll Holdings and the board of directors of the Surviving Operating Company as such boards are constituted immediately following the Reorganization Effective Time. Recapitalization Merger Sub agrees that the payment of any fees by the Company in connection with any Financing Letters, other than pursuant to Section 8.03, shall be subject to the occurrence of the Closings. In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the reasonable request of Recapitalization Merger Sub, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made until contemporaneously with or after the Effective Time of the Merger.

                  (c) The Company shall cooperate with any reasonable requests of Recapitalization Merger Sub or the SEC relating to the recording of the Mergers as a recapitalization for financial reporting purposes, including to assist Recapitalization Merger Sub and its affiliates with any presentation to the SEC with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with the SEC and all mailings to shareholders made in connection with either of the Mergers. In furtherance of the foregoing, the Company shall provide to Recapitalization Merger Sub for the prior review of Recapitalization Merger Sub's advisors, and Recapitalization Merger Sub shall provide to the Company for the prior review of the Company's advisors, any description of the transactions contemplated by this Agreement which is meant to be disseminated; provided that the Company shall always be permitted to make such public statements and disclosures as are required by law or the rules of any national securities exchange.

                  (d) Nothing in this Agreement shall be deemed to require the Company to agree to, or proffer to, divest or hold separate any assets or any portion of any business of the Company or any of its Subsidiaries.

                  Section 6.05. Indemnification and Insurance.

                  (a)The Certificate of Incorporation and By-laws of the Surviving Holding Corporation shall contain the provisions with respect to indemnification set forth in the Amended and Restated Certificate of Incorporation, as set forth in the form thereof set forth in Exhibit A and the By-laws of New Kroll Holdings in the form thereof set forth in Exhibit B, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Recapitalization Effective Time in any manner that would adversely affect the rights thereunder as of the Reorganization Effective Time of individuals who at the Reorganization Effective Time were directors, officers, employees or agents (or former directors, officers, employees or agents) of the Company or any of its Affiliates or predecessors, unless such modification is required after the Recapitalization Effective Time by applicable law.

                  (b) The Surviving Holding Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Holding Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present and former director or officer of the Company or any of its Subsidiaries and their respective estates, heirs, personal representatives successors and assigns (each, an "Indemnified Party", and collectively, the "Indemnified Parties") against any costs or expenses (including reasonable fees and expenses of counsel) as incurred, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (collectively, an "Action") (x) arising out of or pertaining to the transactions contemplated by this Agreement, or (y) otherwise with respect to any acts or omissions occurring at or prior to the Recapitalization Effective Time, to the same extent as provided in the Company's Amended and Restated Articles of Incorporation or Code of Regulations or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such Action, (whether arising before or after the Reorganization Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Recapitalization Effective Time shall be reasonably satisfactory to the Surviving Holding Corporation, (ii) after the Recapitalization Effective Time, the Surviving Holding Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Holding Corporation will cooperate in the defense of any such Action; provided, however, that in the event any claim or claims for indemnification are made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims; provided, further, that: (i) promptly after receipt by an Indemnified Party of notice of any such Action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Surviving Holding Corporation notify the Surviving Holding Corporation in writing of this claim or the commencement of that Action;
(ii) the Surviving Holding Corporation shall be entitled to participate in the defense of any such Action, and, to the extent it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party or Indemnified Parties, as the case may be; (iii) the Surviving Holding Corporation shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties; provided that the Surviving Holding Corporation shall be liable for the reasonable fees and expenses of a maximum of three separate firms of attorneys only if there is an actual conflict of interest among (a) the directors who are members of the purchasing group, (b) the members of the Special Committee and (c) any other director or directors, such that one firm of attorneys is required to represent each of the parties set forth in clauses (a), (b) and (c) of this proviso to avoid such actual conflict of interest; (iv) no Indemnified Party may settle any such Action, without the prior written consent of the Surviving Holding Corporation (which consent shall not be unreasonably withheld or delayed); and (v) the Surviving Holding Corporation shall not settle any such Action, unless the Indemnified Party that is subject of such action is fully released as a result thereof.

                  (c) The Surviving Holding Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements, if any, and employment agreements (the employee parties under such agreements being referred to as the "Officer Employees") with the Company's directors and officers existing at or before the Reorganization Effective Time.

                  (d) In addition, the Surviving Holding Corporation shall maintain in effect for six years from the Recapitalization Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than any such policies maintained by the Company prior to the Reorganization Effective Time (the "D&O Insurance"), with respect to matters occurring up to and including the Recapitalization Effective Time, to the extent available, and having the maximum available coverage under any such D&O Insurance policies; provided that (i) the Surviving Holding Corporation following the Recapitalization Merger shall not be required to spend in excess of 150% of the annual aggregate premiums currently paid by the Company for such insurance; provided, further, that if the Surviving Holding Corporation following the Recapitalization Merger would be required to spend in excess of such amount per year to obtain insurance having the maximum available coverage under the D&O Insurance policies, the Surviving Holding Corporation will be required to spend up to such amount to maintain or procure the maximum amount of such (or similar) coverage that is available at that cost and (ii) such policies may in the sole discretion of the Surviving Holding Corporation be one or more "tail" policies for all or any portion of the full six year period.

                  (e) This Section 6.05 shall survive the consummation of the Mergers, is intended to benefit the Indemnified Parties and the Officer Employees, shall be binding on all successors and assigns of the Surviving Holding Corporation and shall be enforceable by the Indemnified Parties.

                  Section 6.06. Notification of Certain Matters.

                  The Company shall give prompt notice to Recapitalization Merger Sub, and Recapitalization Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of the Company or Recapitalization Merger Sub, as the case may be, to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to materially comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement and
(iv) the occurrence of any event, development or circumstance which would be reasonably likely to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice; and provided further that the failure to give such notice shall not be a breach of covenant for the purposes of Section 7.02(b) or 7.03(b) or affect the rights and remedies of the party obligated to give any notice pursuant to clause (iii) of this Section 6.06 unless the failure to give such notice results in material prejudice to the other party.

                  Section 6.07. Further Action.

                  Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use their respective reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Recapitalization Merger Sub shall use its commercially reasonable efforts to cause the financing contemplated by the Debt Financing Letter to be consummated.

                  Section 6.08. Public Announcements.

                  Recapitalization Merger Sub and the Company shall consult with each other before issuing any press release or making any written public statement with respect to either of the Mergers, the Voting, Sale and Retention Agreement or this Agreement or the transactions contemplated thereby or hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the National Association of Securities Dealers, Inc. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

                  Section 6.09. Conveyance Taxes.

                  Recapitalization Merger Sub and the Company shall cooperate with each other in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Recapitalization Effective Time.

                  Section 6.10. Employee Plans and Benefits, etc.

                  The Surviving Holding Corporation shall, for a period of at least two (2) years following the Recapitalization Effective Time, provide all employees of the Company who were employed immediately prior to the Recapitalization Effective Time and who continue to be employed during such two-year period, including those on vacation, pregnancy or parental leave or other leave of absence, disability or temporary layoff (the "Employees") employee benefits under plans, programs and arrangements which are no less favorable in the aggregate than those provided pursuant to Company Employee Plans (other than equity-based plans) to Employees immediately prior to the Effective Time. Each benefit plan of the Surviving Holding Corporation shall provide each Employee who was a participant under a comparable Company Employee Plan in effect immediately prior to the Recapitalization Effective Time with:
(i) credit for all service with the Company or any Subsidiary of the Company prior to the Recapitalization Effective Time for all purposes for which such service was recognized under a comparable Company Employee Plan in effect immediately prior to the Recapitalization Effective Time, including eligibility and vesting (including acceleration thereof pursuant to the terms of the applicable Company Employee Plan), including under any plans providing vacation or severance benefits (provided, however, that no credit shall be given for service that would result in duplication of benefits under any such benefit plan); (ii) waiver of any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under a comparable Company Employee Plans in effect immediately prior to the Recapitalization Effective Time) and eligibility waiting periods under any group health plans with respect to such participant and his or her eligible dependents; and (iii) credit towards any deductibles, co-payments and similar exclusions for expenses incurred with respect to each Employee prior to the Recapitalization Effective Time. Prior to the Recapitalization Effective Time, the Company shall, and thereafter, as appropriate, the Surviving Holding Corporation shall take all such actions as shall be necessary to effectuate the provisions of Section 1.06(c) hereof.

                  Section 6.11. Disposition of Litigation.

                  Subject to Section 5.05, the Company will consult with Recapitalization Merger Sub with respect to any Action by any Third Party to restrain or prohibit or otherwise oppose the Mergers and will resist any such effort to restrain or prohibit or otherwise oppose the Mergers. Recapitalization Merger Sub may participate in (but not control) the defense of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement at Recapitalization Merger Sub's sole cost and expense.

                  Section 6.12. Stop Transfer Order.

                  The Company acknowledges the provisions of the Voting, Sale and Retention Agreement with respect to transfers of record ownership of Shares and agrees to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (as defined in the Voting, Sale and Retention Agreement) and agrees not to take any action that would violate the provisions of the Voting, Sale and Retention Agreement.

                  Section 6.13. Confidentiality Agreement.

                  Without the prior written consent of Recapitalization Merger Sub, neither the Company nor any Subsidiary of the Company will waive or fail to enforce any provision of any confidentiality or similar agreement which the Company has entered into since July 1, 1999 in connection with a business combination relating to the Company.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGERS

                  Section 7.01. Conditions to Obligation of Each of the Parties to Effect the Mergers.

                  The respective obligations of each party to effect the Mergers shall be subject to the satisfaction at or prior to the Reorganization Effective Time of the following conditions:

                  (a) Shareholder Adoption of Merger Agreement. This Agreement shall have been adopted and the Reorganization Merger and the other transactions contemplated hereby shall have been approved by the requisite shareholder vote under applicable law and the Company's Articles of Incorporation;

                  (b) Antitrust. All waiting periods applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Mergers prior to the Reorganization Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Kroll Parties or Reorganization Merger Sub;

                  (c) Injunction. There shall not be in effect any judgment, decree or order of any Governmental Authority or court of competent jurisdiction, or any other legal restraint or prohibition preventing the consummation of either of the Mergers, that prohibits or makes illegal consummation of either of the Mergers, provided, however, that the parties hereto shall use their reasonable commercial efforts to have any such judgment, decree or order or other legal restraint vacated; and

                  (d) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

                  Section 7.02. Additional Conditions to Obligations of Recapitalization Merger Sub.

                  The obligations of Recapitalization Merger Sub to effect the Recapitalization Merger are also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Kroll Parties as to themselves and the Company as to its other Subsidiaries contained in this Agreement shall be true and correct (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Recapitalization Effective Time, with the same force and effect as if made on and as of the Recapitalization Effective Time, except (i) for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and (ii) where the failure of such representations or warranties, individually or collectively, to be true and correct would not be reasonably likely to result in a Material Adverse Effect, and Recapitalization Merger Sub shall have received a certificate of the Company to such effect signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer;

                  (b) Agreements and Covenants. The Kroll Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Recapitalization Effective Time, and Recapitalization Merger Sub shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer;

                  (c) Consents Obtained. The licenses, permits, qualifications, consents, waivers, approvals, authorizations set forth on Schedule A shall have been obtained and made by the Company, except where the failure to receive such licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders, individually or in the aggregate with all other such failures, would not reasonably be expected to have a Material Adverse Effect on the Kroll Parties or Recapitalization Merger Sub;

                  (d) Financing. The financing contemplated by the Debt Financing Letter with respect to The Chase Manhattan Bank credit facility shall have been completed on substantially the terms and conditions identified in such Debt Financing Letter;

                  (e) Recapitalization. Recapitalization Merger Sub shall be reasonably satisfied that the Mergers will be able to be recorded as a recapitalization for financial reporting purposes in accordance with applicable generally accepted accounting principle and relevant requirements of the SEC; and

                  (f) Consummation of the Reorganization Merger. The Reorganization Merger, and the transactions contemplated by this Agreement relating thereto, shall have been consummated in accordance with the terms of this Agreement and the OGCL.

                  Section 7.03. Additional Conditions to Obligation of the Kroll Parties.

                  The obligation of the Kroll Parties to effect the Mergers is also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Recapitalization Merger Sub contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Reorganization Effective Time, with the same force and effect as if made on and as of the Reorganization Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and the Company shall have received certificates to such effect signed on behalf of Recapitalization Merger Sub by an authorized officer of Recapitalization Merger Sub;

                  (b) Agreements and Covenants. Recapitalization Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Reorganization Effective Time, and the Company shall have received certificates to such effect signed on behalf of Recapitalization Merger Sub by an authorized officer of Recapitalization Merger Sub; and

                  (c) Financing. The Requisite Financing is reasonably expected by the Company to be available simultaneously with the consummation of the Mergers.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.01. Termination.

                  This Agreement may be terminated and the Mergers may be abandoned, in each case, at any time prior to the Reorganization Effective Time, notwithstanding adoption thereof by the shareholders of the Company:

                  (a) by mutual written consent of Recapitalization Merger Sub and the Company, in each case duly authorized by the Boards of Directors or a duly authorized committee thereof; or

                  (b) by either Recapitalization Merger Sub or the Company if the Mergers shall not have been consummated by April 30, 2000; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose breach of one or more representations and warranties or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Mergers to be consummated on or prior to such date (it being understood that any such breach or failure by any of the Kroll Parties shall be attributed to all of them for purposes of this paragraph); or

                  (c) by either Recapitalization Merger Sub or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting either of the Mergers; or

                  (d) by either Recapitalization Merger Sub or the Company if the shareholders of the Company shall vote against adoption of this Agreement at the Company Shareholders Meeting; or

                  (e) by Recapitalization Merger Sub, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval or recommendation of this Agreement or the Mergers in a manner adverse to Recapitalization Merger Sub, (ii) approve or recommend to the shareholders of the Company an Alternative Transaction (other than by Recapitalization Merger Sub or its Affiliates); or (iii) approve or recommend that the shareholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction (other than by Recapitalization Merger Sub or its Affiliates) or not recommend rejection thereof, (y) take any position or make any disclosures to the Company's shareholders permitted pursuant to Section 5.05(f) which has the effect of any of the foregoing or (z), in the case of the Board of Directors or any duly authorized committee thereof, resolve to do any of the foregoing;

                  (f) by the Company, in accordance with Section 5.05(e) prior to the Mergers, provided that the Company has complied with the provisions of
Section 5.05; and provided further that any such termination will not be effective unless the Termination Fee pursuant to Section 8.03 shall have been paid concurrently with such termination; or

                  (g) (i) by the Company, if Recapitalization Merger Sub breaches any of its representations, warranties, covenants or agreements contained in this Agreement the result of which breach is reasonably likely to materially adversely affect Recapitalization Merger Sub's ability to consummate the Recapitalization Merger and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 30 days after the Company has furnished Recapitalization Merger Sub with written notice of such breach or (ii) by Recapitalization Merger Sub, if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement which would have a Material Adverse Effect or which is reasonably likely to result in a failure of the condition in Section 7.02(a) or 7.02(b) to be satisfied and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 30 days after Recapitalization Merger Sub has furnished the Company with written notice of such breach.

                  Section 8.02. Effect of Termination.

                  In the event of the termination of this Agreement pursuant to
Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of their respective Affiliates, directors, officers or shareholders, except that (i) the Company or Recapitalization Merger Sub may have liability as set forth in Section 8.03, and
(ii) nothing herein shall relieve the Company or Recapitalization Merger Sub from liability for any willful breach of this Agreement.

                  Section 8.03. Expenses; Termination Fee.

                  (a) The Company shall (provided that Recapitalization Merger Sub is not then in material breach of its obligations under this Agreement) promptly following the termination of this Agreement in accordance with Section 8.01(d), but in no event later than one Business Day following written notice thereof, together with reasonable supporting documentation, reimburse Recapitalization Merger Sub in an aggregate amount of up to $1 million, for all of its out-of-pocket expenses and fees (including fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Recapitalization Merger Sub and its Affiliates), whether incurred prior to, concurrently with or after the execution of this Agreement, in connection with the Mergers and the consummation of all transactions contemplated by this Agreement, the Voting, Sale and Retention Agreement and the financing of the transactions contemplated hereby (collectively, the "Expenses").

                  (b) In the event that this Agreement is terminated by Recapitalization Merger Sub pursuant to Section 8.01(e) or by the Company pursuant to Section 8.01(f), the Company shall pay to Recapitalization Merger Sub by wire transfer of immediately available funds to an account designated by Recapitalization Merger Sub on the next Business Day following such termination an amount equal to $13 million (the "Termination Fee").

                  (c) If all of the following events have occurred:

                           (i) an Acquisition Proposal is commenced, publicly
                  disclosed, publicly proposed or otherwise communicated to the Company at any time on or after the date of this Agreement and prior to the termination of this Agreement and thereafter the Company terminates this Agreement pursuant to Section 8.01(b) or Section 8.01(d); and

                           (ii) thereafter, within twelve months of the date of
                  such termination, the Company enters into a definitive agreement with respect to, or consummates, any such Acquisition Proposal and the consideration to be received by the shareholders of the Company upon consummation of such Acquisition Proposal is valued in excess of $18 per share of Company Common Stock;

then, the Company shall pay to BMP an amount equal to the Termination Fee, less any amount previously paid or due to Recapitalization Merger Sub pursuant to paragraph (a) of this Section 8.03 in respect of Expenses.

                  (d) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby whether or not the Mergers are consummated.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  Section 9.01. Effectiveness of Representations, Warranties and Agreements.

                  (a) The representations, warranties, covenants and agreements in this Agreement and in any certificate delivered at the Closing pursuant hereto shall terminate at the Recapitalization Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the covenants and agreements set forth in Article I, Article II and
Section 6.05 and any other covenant or agreement in this Agreement which contemplates performance after the Recapitalization Effective Time shall survive the Recapitalization Effective Time for the time periods specified therein or, if not so specified, indefinitely and those set forth in Section 8.03 shall survive any termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement.

                  (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule shall not be deemed an admission that such matter is material.

                  Section 9.02. Notices.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address, Person's attention or telecopy number for a party as shall be specified by like notice):

                  (a)      If to Recapitalization Merger Sub:

                                   c/o Blackstone Management Partners III L.L.C. 345 Park Avenue
                                   Floor 31
                                   New York, New York  10154
                                   Attention:  Robert L. Friedman
                                   Facsimile No.:  (212) 583-5704

                  With a copy to:

                                   Simpson Thacher & Bartlett
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Attention:  Wilson S. Neely, Esq.
                                   Facsimile No.:  (212) 455- 2502

                  (b)      If to the Company:

                                   The Kroll O'Gara Company
                                   900 Third Avenue
                                   New York, New York  10022
                                   Attn:  Jules B. Kroll, Chairman
                                   Facsimile No.:  (212) 832-2798

                  With a copy to:

                                   Kramer Levin Naftalis & Frankel LLP
                                   919 Third Avenue
                                   New York, New York  10022
                                   Attn:  Peter S. Kolevzon, Esq.
                                   Telecopy:  (212) 715-8000
                                   Confirm:  (212) 715-9100

                  With an additional copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attn:  J. Michael Schell, Esq.
                                    Telecopy:  (212) 735-2000

                  Section 9.03. Amendment.

                  This Agreement may be amended by the parties hereto at any time prior to the Recapitalization Effective Time; provided, however, that, after adoption of this Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  Section 9.04. Waiver.

                  At any time prior to the Recapitalization Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto and (c) subject to the proviso contained in Section 9.03, waive compliance of such party with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion.

                  Section 9.05. Headings; Construction.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article, Paragraph or Schedule refers to a Section, Article or Paragraph of or a Schedule to this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, (g) any reference to a party's "best efforts" or "commercially reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its Affiliates of any condition reasonably considered by such party to be materially burdensome to such party or its Affiliates and (h) any reference to any of the Company and any of its Subsidiaries shall include such company's predecessor or predecessors, as the case may be.

                  Section 9.06. Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  Section 9.07. Entire Agreement.

                  This Agreement, the Confidentiality Letter and the letter dated November 15, 1999 from Recapitalization Merger Sub to the Company constitute the entire agreement and supersede all prior agreements and undertakings both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

                  Section 9.08. Assignment.

                  This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Recapitalization Merger Sub hereunder may be assigned to any direct wholly-owned Subsidiary of Recapitalization Merger Sub; provided, however, that no such assignment shall relieve Recapitalization Merger Sub of its obligations hereunder.

                  Section 9.09. Parties in Interest.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than pursuant to Section 6.05 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees).

                  Section 9.10. Failure or Indulgence Not Waiver; Remedies Cumulative.

                  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  Section 9.11. Governing Law; Jurisdiction; Service of Process.

                  (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York, except to the extent that any provision of the OGCL or the DGCL is applicable, in which case such provision of the OGCL or DGCL, as the case may be, shall govern.

                  (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the City of New York, Borough of Manhattan with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby. Each of the parties agrees not contest such venue as an inappropriate venue or forum or assert a claim of forum non conveniens as a basis to move such claim or cause of action to another venue or forum.

                  (c) Any and all service of process and any other notice in any action, suit or proceeding arising out of this Agreement shall be effective against any party hereto if given personally or by registered or certified mail, return receipt requested or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided in Section 9.02, or by personal service with a copy of such process mailed to such party being served by first class mail, or registered or certified mail, return receipt requested, postage prepaid. Nothing contained herein shall be deemed to limit the right of any party to serve process in any other manner permitted by law.

                  Section 9.12. Counterparts.

                  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  Section 9.13. Waiver of Jury Trial.

                  EACH OF RECAPITALIZATION MERGER SUB AND THE KROLL PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        THE KROLL-O'GARA COMPANY


                                        By: /s/ Jerry Ritter
                                           -----------------------------------
                                        Name:   Jerry Ritter
                                        Title:  Authorized Signatory




                                        KROLL ELECTRONIC RECOVERY, INC.


                                        By: /s/ Nazzareno E. Paciotti
                                           -----------------------------------
                                        Name:   Nazzareno E. Paciotti
                                        Title:  Vice President




                                        KER ACQUISITION, INC.


                                        By: /s/ Steven Sharpe
                                           -----------------------------------
                                        Name:   Steven Sharpe
                                        Title:  Vice President




                                        BCP/KROG MERGER CORP.


                                        By: /s/ Robert L. Friedman
                                           -----------------------------------
                                        Name:   Robert L. Friedman
                                        Title:  President

The undersigned beneficial owner of Company Common Stock who is either a Retaining Shareholder or who will receive Series A Consideration or Series C-D Consideration as Merger Consideration in the Recapitalization Merger and will not receive Cash Consideration for some or all the shares such holder owns, all in accordance with Section 2.06 of the foregoing Agreement, by signing below acknowledges and agrees to such treatment and to the provisions of Section 2.06 as it applies to the common stock such holder will hold immediately after the Reorganization Merger and prior to the Recapitalization Merger:

SIGNATURE              NAME OF                        NUMBER OF                    CONSIDERATION
                     BENEFICIAL            SHARES AND APPLICABLE PARAGRAPH        TO BE RECEIVED
                        OWNER                      OF SECTION 2.06                    IN THE
                                                                                 RECAPITALIZATION
                                                                                      MERGER
/s/ Jules B. Kroll  Jules B. Kroll                 666,667.33; (b)              0; Retained Shares
------------------


/s/ Jules B. Kroll  Jules B. Kroll               1,666,667.67; (d)              15,000 Series C
------------------                                                              Preferred and
                                                                                15,000 Series D
                                                                                Preferred

The undersigned beneficial owner of Company Common Stock who is either a Retaining Shareholder or who will receive Series A Consideration or Series C-D Consideration as Merger Consideration in the Recapitalization Merger and will not receive Cash Consideration for some or all the shares such holder owns, all in accordance with Section 2.06 of the foregoing Agreement, by signing below acknowledges and agrees to such treatment and to the provisions of Section 2.06 as it applies to the common stock such holder will hold immediately after the Reorganization Merger and prior to the Recapitalization Merger:


SIGNATURE                        NAME OF                            NUMBER OF                   CONSIDERATION
                               BENEFICIAL                SHARES AND APPLICABLE PARAGRAPH       TO BE RECEIVED
                                  OWNER                          OF SECTION 2.06                   IN THE
                                                                                              RECAPITALIZATION
                                                                                                   MERGER
/s/ Howard I. Smith          American
-------------------          International Group, Inc.             1,111,111; (c)              20,000 Series A
Name:  Howard I. Smith                                                                         Preferred
Title: Executive VP-CFO

The undersigned beneficial owner of Company Common Stock who is either a Retaining Shareholder or who will receive Series A Consideration or Series C-D Consideration as Merger Consideration in the Recapitalization Merger and will not receive Cash Consideration for some or all the shares such holder owns, all in accordance with Section 2.06 of the foregoing Agreement, by signing below acknowledges and agrees to such treatment and to the provisions of Section 2.06 as it applies to the common stock such holder will hold immediately after the Reorganization Merger and prior to the Recapitalization Merger:

SIGNATURE                        NAME OF                     NUMBER OF                  CONSIDERATION
                               BENEFICIAL         SHARES AND APPLICABLE PARAGRAPH      TO BE RECEIVED
                                  OWNER                   OF SECTION 2.06                  IN THE
                                                                                      RECAPITALIZATION
                                                                                           MERGER
/s/ Michael Shmerling       Michael Shmerling              175,000; (b)             0; Retained Shares

The undersigned beneficial owner of Company Common Stock who is either a Retaining Shareholder or who will receive Series A Consideration or Series C-D Consideration as Merger Consideration in the Recapitalization Merger and will not receive Cash Consideration for some or all the shares such holder owns, all in accordance with Section 2.06 of the foregoing Agreement, by signing below acknowledges and agrees to such treatment and to the provisions of Section 2.06 as it applies to the common stock such holder will hold immediately after the Reorganization Merger and prior to the Recapitalization Merger:

SIGNATURE                            NAME OF                        NUMBER OF                    CONSIDERATION
                                   BENEFICIAL            SHARES AND APPLICABLE PARAGRAPH        TO BE RECEIVED
                                      OWNER                      OF SECTION 2.06                    IN THE
                                                                                               RECAPITALIZATION
                                                                                                    MERGER
/s/ Michael G. Cherkasky      Michael G. Cherkasky                  23,410; (b)              0; Retained Shares
------------------------